UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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CATCHMARK TIMBER TRUST, INC.

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CatchMark

PROXY STATEMENT
AND
NOTICE OF 2020 ANNUAL MEETING
OF STOCKHOLDERS

WEDNESDAY, JUNE 24, 2020

AT 10:00 A.M., ET

WESTIN ATLANTA PERIMETER NORTH

7 CONCOURSE PARKWAY N.E.

ATLANTA, GA 30328

5 Concourse Parkway, Suite 2650
Atlanta, Georgia 30328
April 17, 2020
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. at 10:00 a.m., local time, on Thursday, June 24, 2020, at the Westin Atlanta Perimeter North, 7 Concourse Parkway NE, Atlanta, Georgia 30328. As part of our precautions regarding the continuing spread of a new strain of coronavirus, which causes the viral disease known as COVID-19, we are planning for the possibility that stockholder attendance at the annual meeting may not be permitted by local, state or federal law or may not be in the best interest of our employees, stockholders and community. If stockholder attendance is not permitted or if we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will arrange for stockholders to have access to the annual meeting via live webcast or conference call. If we take this step, we will announce the decision to do so by June 14, 2020, via a press release and post details on our website that will also be filed with the Securities and Exchange Commission as proxy material.
Company Performance
We look forward to having the opportunity to discuss our 2019 results with you at the annual meeting. During the year, our consistently applied strategic approach continued to pay off in delivering excellent operating results. We remain focused on investing in the highest-quality timberlands, accessing high-demand mill markets with creditworthy customers and leading lumber and pulp and paper producers, and employing rigorous management practices to deliver sustainable harvest yields. In 2019, we reported increases in key year-over-year performance results, including increased timber sales, superior pricing in the U.S. South timber basket and a significant increase in net timber revenue. Our investment management platform also made significant contributions to our results, and we met our timberland sales targets. Our capital recycling strategy, employing targeted large dispositions, continues to improve the overall quality of our timber assets, strengthen our balance sheet and enable future investments in prime timberlands, furthering our growth strategy.
Looking ahead, the COVID-19 pandemic and the measures that have been taken in response have created uncertainty and led to dislocation across the economy. While our outlook is subject to change, we expect demand for pulp-related products, necessary for paper and packaging, to remain stable, and lumber demand related to the housing market to be reduced, at least in the short term. However, we believe that we are well-positioned to face the challenges that will come. Our delivered wood model and use of fiber supply agreements reduce volatility in revenues by providing a more certain source of demand from creditworthy customers. Additionally, we have reduced our leverage and strengthened our balance sheet through capital recycling transactions completed in 2019 and the first quarter of 2020. As a result, we are financially sound with cash on hand, available credit from our lenders, and well-capitalized customers to provide a source of on-going revenues.
Leadership Transition and Board Refreshment
In January 2020, our board of directors appointed Brian M. Davis, previously President and Chief Financial Officer, as Chief Executive Officer and President and elected him to the board. Brian’s promotion followed the retirement from CatchMark of our former chief executive officer, Jerry Barag. Brian has been a key member of the executive team since CatchMark’s early days, and his appointment provides strong leadership for carrying out the company’s well-defined business strategy. In addition, Ursula Godoy-Arbelaez was promoted to Chief Financial Officer, Senior Vice President and Treasurer and Todd P. Reitz was appointed our Chief Resources Officer and Senior Vice President. Ursula and Todd also combine significant years of experience with our company as well as substantial timberland industry expertise. Together with Brian they provide management continuity and offer a clear vision for the next stage of company growth.
We also have recently added two members to our board of directors, Tim E. Bentsen and James “Jim” M. DeCosmo. Tim, a retired partner with KPMG LLP, brings with him over 40 years of public company accounting and corporate governance expertise. Jim is the former chief executive officer of Forestar Group Inc. and has 33 years of forest management experience. At the annual meeting, we will recognize and thank both Willis J. Potts, Jr., our Chairman of the Board, and Donald S. Moss, the Chairman of our Compensation Committee, for their years of service on the board. Willis and Don have been instrumental in helping guide the company, each having served on our board since 2006.
Environmental, Social and Governance Initiatives
CatchMark seeks to maximize long-term returns by actively managing our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship. In 2019, we expanded our environmental, social and governance (“ESG”) program and our board of directors approved several changes impacting our policy. First, after receiving feedback from several institutional investors, we amended our bylaws to provide stockholders with the ability to amend our bylaws in the future. In addition, we vested oversight of ESG initiatives with our Nominating and Corporate Governance Committee and have adopted policies addressing Environmental Management, Human Rights, Health and Safety and Political Engagement. We will continue to engage investors and other stakeholders to gain further perspective and will consider their contributions as we further develop our ESG program.
Annual Meeting Proposals
At the 2020 annual meeting, we will be asking you to consider and vote upon four proposals, including (1) the election of six director nominees to serve for a term of one year, (2) the approval, on an advisory basis, of the compensation we paid our named executive officers, (3) the approval, on an advisory basis, of the frequency of the advisory vote to approve the compensation of our named executive officers, and (4) the ratification of the selection by our Audit Committee of our independent auditors. Our board of directors is furnishing you the accompanying proxy statement to provide relevant information to you in connection with the board’s solicitation of proxies to be voted at the annual meeting. The proxies also may be voted at any adjournments or postponements of the annual meeting.
It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly voting online, by phone or by mail.
We look forward to receiving your vote and your participation in the meeting.
Sincerely,

Willis J. Potts, Jr. Chairman of the Board	Brian M. Davis Chief Executive Officer and President

5 Concourse Parkway, Suite 2650
Atlanta, Georgia 30328
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 24, 2020
To the Stockholders of CatchMark Timber Trust, Inc.:
Notice is hereby given that the 2020 Annual Meeting of Stockholders of CatchMark Timber Trust, Inc. will be held at the Westin Atlanta Perimeter North, 7 Concourse Parkway N.E., Atlanta, Georgia 30328*, on Thursday, June 24, 2020 at 10:00 a.m., local time, for the purpose of:
1.
Considering and voting upon a proposal to elect the six director nominees named in this proxy statement to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify;

2.
Considering and voting upon a proposal to approve, on an advisory basis, the compensation of our named executive officers;

3.
Considering and voting, on an advisory basis, upon the frequency of the advisory vote to approve the compensation of our named executive officers;

4.
Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2020; and

5.
Transacting any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has selected the close of business on April 8, 2020 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting. The Notice Regarding the Availability of Proxy Materials or this notice and the accompanying proxy statement and proxy card are first being mailed or made available to you on or about April 24, 2020.
Whether you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
By Order of the Board of Directors,

Atlanta, Georgia April 17, 2020	Lesley H. Solomon General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 24, 2020:
The Notice of Annual Meeting, Proxy Statement, form of proxy card, and 2019 Annual Report to
Stockholders are available at www.catchmark.com/proxy

*
As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that stockholder attendance at the annual meeting may not be permitted by local, state or federal law. If stockholder attendance is not permitted or if we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will arrange for stockholders to have access to the annual meeting via live webcast or conference call. If we take this step, we will announce the decision to do so by June 14, 2020, via a press release and post details on our website that will also be filed with the Securities and Exchange Commission as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

i

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider. Please read this entire proxy statement carefully before voting. In this proxy statement, we may refer to CatchMark Timber Trust, Inc. as “we,” “us,” “our,” the “Company” or “CatchMark.”
Information About the 2020 Annual Meeting of Stockholders
Meeting Date:
June 24, 2020
Record Date:
April 8, 2020
Meeting Time:
10:00 a.m., local time
Meeting Place:
Westin Atlanta Perimeter North
7 Concourse Parkway N.E.
Atlanta, Georgia 30328*
Voting:
Anyone who owned shares of our Class A common stock (“common stock”) at the close of business on April 8, 2020 is entitled to vote at the annual meeting. Each share is entitled to one vote on each matter to be voted upon at the annual meeting.

Admission:
You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or if you hold a valid proxy for the annual meeting. If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the annual meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You also should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

*
If, as a result of the COVID-19 pandemic, stockholder attendance at the annual meeting is not permitted or if we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will arrange for stockholders to have access to the annual meeting via live webcast or conference call. If we take this step, we will announce the decision to do so by June 14, 2020, via a press release and post details on our website that will also be filed with the Securities and Exchange Commission (“SEC”) as proxy material.

Advance Voting Methods
Whether you plan to attend the annual meeting and vote in person or not, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). For further instructions on voting by proxy, see the proxy card accompanying this proxy statement.

Meeting Agenda and Voting Recommendations
Items of Business	Board Recommendation	Page Number
Election of the six directors named as nominees in the proxy statement	FOR	13
Approval, on an advisory basis, of the compensation of our named executive officers	FOR	42
Approval, on an advisory basis, of the frequency of advisory votes to approve the compensation of our named executive officers	ONE YEAR	43
Ratification of the appointment of our independent auditors	FOR	48
In addition to the above matters, we will transact any other business that is properly brought before the annual meeting or any adjournment or postponement thereof.
Director Nominees
We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes cast. See “Corporate Governance” beginning on page 7 and “Your Board of Directors” beginning on page 13 for more information regarding our directors and our process for nominating directors.
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	FC	NC
Tim E. Bentsen(1)	66	2020	Retired Partner, KPMG LLP	✓
Brian M. Davis	50	2020	CEO and President, CatchMark Timber Trust, Inc.				✓
James M. DeCosmo(2)	61	2020	Retired CEO and President, Forestar Group Inc.	✓
Paul S. Fisher	64	2016	Retired Vice Chairman, President and CEO, CenterPoint Properties Trust	✓		✓	C	✓
Mary E. McBride(3)	64	2018	Retired President, CoBank, ACB	✓	C, FE	✓		✓
Douglas D. Rubenstein	57	2013	Executive Vice President, Chief Operating Officer and Director of Capital Markets, Benjamin F. Edwards & Company	✓	✓		✓	C

AC = Audit Committee CC = Compensation Committee FC = Finance and Investment Committee	NC = Nominating and Corporate Governance Committee C = Committee Chair FE = Financial Expert
(1)
Mr. Bentsen has been determined by our board of directors to be an audit committee financial expert and, if re-elected at the annual meeting, will serve on the Audit Committee as its Chair, as well as on the Finance and Investment Committee, following the annual meeting.

(2)
If re-elected at the annual meeting, Mr. DeCosmo will serve on the Finance and Investment Committee and the Nominating and Corporate Governance Committee following the annual meeting.

(3)
If re-elected at the annual meeting, Ms. McBride will serve as the Chair of the Compensation Committee.

2019 Key Accomplishments
Our key accomplishments for 2019 include the following:
•
Increased Revenues — Increased total revenues by 9% to $106.7 million, compared to $97.9 million for 2018.

•
Decreased Net Loss — Lowered net loss by 24% to $93.3 million, primarily due to lower allocated losses and higher earned asset management fees from TexMark Timber Treasury, L.P., our joint venture with a consortium of institutional investors that owns 1.1 million acres of prime East Texas timberlands (“Triple T”).

•
Increased Adjusted EBITDA — Increased Adjusted EBITDA* by 14% to $56.9 million due to higher net timber revenues and asset management fees.

•
Increased Harvest Revenues and EBITDA — Increased gross timber sale revenue by 4% to $72.6 million, net timber revenue by 9% to $41.4 million and Harvest EBITDA by 8% to $33.7 million, driven by higher harvest volumes, a higher sawtimber mix, increased pricing in the U.S. South, and integration of Pacific Northwest operations.

•
Increased Investment Management Revenues and EBITDA — Increased asset management fee revenue by 113% to $11.9 million from $5.6 million due primarily to 2019 being the first full year of Triple T operations. Increased Investment Management EBITDA by 35% to $16.7 million due to the increased asset management fees from Triple T and strong results of Dawsonville Bluffs, LLC, a joint venture in which we own a 50% interest (“Dawsonville Bluffs”).

•
Pricing Premiums — Realized significant pricing premiums in 2019 as compared to TimberMart-South: 47% higher for pulpwood and 31% higher for sawtimber.

•
Increased Sawtimber Mix — Increased sawtimber as a percentage of total sales volume to 42% in 2019 from 38% in 2018.

•
Integrated Pacific Northwest Acquisition — Fully integrated the 2018 Bandon acquisition, our first property in the Pacific Northwest, geographically diversifying our harvest revenue and improving our sawtimber harvest mix.

•
Recycled Capital and Reduced Leverage — Completed large dispositions of 14,400 acres for $25.4 million capturing a significant gain of $8.0 million and optimizing our timberland portfolio construction. Strengthened our balance sheet by paying down debt by $20.1 million of the proceeds. Met a deleveraging goal to reduce net debt to Adjusted EBITDA** to below 8.0x.

•
Lowered Fixed Interest Rates and Extended Terms — Executed interest rate swap agreements to blend and extend existing interest rate swaps to fix rates on $275 million of debt for an average term of nine years at a weighted-average interest rate of 2.17%, before applicable spread and expected patronage dividends, compared to an average term of four years at 2.44% under previous swaps.

•
Improved Liquidity — Improved liquidity by $26.0 million at year-end to $196.6 million comprised of $185.1 million of debt capacity and $11.5 million of cash on-hand, compared to $170.6 million at year-end 2018.

•
Stable, Fully Covered Dividend — Returned $26.3 million to stockholders through dividends fully funded out of cash flow from operations, with a payout ratio of 80%, as compared to 86% for 2018 and 78% for 2017, and fully covered by CAD*** with a payout ratio of 74%, as compared to 77% for 2018 and 88% for 2017. Opportunistically repurchased $3.0 million of our common shares at attractive historical prices.

*
See footnote * in “Compensation Discussion and Analysis — Executive Summary — 2019 Company Performance Highlights” on page 22 for information about where you can find the definition of and information regarding why we present Adjusted EBITDA and a reconciliation of this non-GAAP financial measure to net loss.

**
Net debt is equal to debt less cash and cash equivalents. Net debt to Adjusted EBITDA, a non-GAAP financial measure, is calculated as net debt as of a period end divided by Adjusted EBITDA for the trailing 12 months ending on such date.
***
See footnote ** in “Compensation Discussion and Analysis — Executive Summary — 2019 Company Performance Highlights” on page 22 for the definition of and information regarding why we present Cash Available for Distribution (“CAD”) and for a reconciliation of this non-GAAP financial measure to cash provided by operating activities.

Environmental, Social and Governance Highlights
Environmental
CatchMark seeks to maximize long-term returns by actively managing our timberlands to achieve an optimum balance among biological timber growth, current harvest cash flow, and responsible environmental stewardship.
•
We are proud that 100% of our fee timberlands, including those held through joint ventures, are certified as a sustainable forest according to the high standards of the Sustainable Forestry Initiative® (SFI).

•
Since 2013, we have planted more than 47 million trees, including over eight million in 2019.

•
We plant four seedlings for every tree that we harvest (excluding thinning operations).

•
We have been a member of the Forestry for Wildlife Partnership for Georgia since 2010 and we were again recognized in 2020 as a Forestry Wildlife Partner by the Georgia Department of Natural Resources’ Wildlife Resources Division and the Governor for our stewardship and land management practices benefiting Georgia’s wildlife, in particular our work on the Sprewell Bluff Wildlife Management Area to enhance the forest habitat for the endangered red-cockaded woodpecker.

•
Through our Dawsonville Bluffs joint venture, we own and manage two mitigation banks located in North Georgia that preserve 17.6 miles of stream, of which, 8.5 miles of stream has been restored, improving habitat for sensitive and endangered species including the Etowah crawfish and Holiday darter.

•
We have a process for identifying populations of known threatened, endangered, and rare species and all field personnel have training in species identification and their habitats. In our South Central region we have occurrences of Fringed Campion and Trillium, both endangered plants, and we developed management plans to protect these species.

Social
We care about our employees and recognize that they are key to the success of our company. We endeavor to demonstrate that in many ways.
•
We believe that all individuals should be treated with dignity and respect and have adopted a Human Rights Policy that, among other things, includes a No Harassment Policy that does not tolerate discriminatory harassment of any sort, including based on race, color, religion, sex, national origin, age, disability, pregnancy, childbirth, or related medical conditions, gender identity, sexual orientation, genetic information, citizenship status, service member status or any other characteristic protected by federal, state or local anti-discrimination laws.

•
We value diversity in the workplace. As of March 31, 2020, 50% of our executive officers are women. In addition, 48% of our total number of employees are women.

•
We are committed to providing and maintaining a safe and healthy workplace for all workers (including vendors, contractors, temporary employees and volunteers) as well as clients, visitors and members of the public. Risks and hazards to health and safety will be eliminated or minimized, as far as is reasonably practicable. We have adopted a Health and Safety Policy in furtherance of this commitment.

•
We value the contributions of all of our employees, as evidenced by our CEO pay ratio of 10.2 to 1 for 2019. We provide high-quality benefits, including healthcare and wellness initiatives, and a 401(k) plan with a generous company match.

•
We provide regular training and professional development opportunities for our employees, including personal coaching.

Governance
Our corporate governance policies promote the long-term interests of stockholders, accountability and trust in us. Below is a summary of some of the highlights of our corporate governance framework.
✓
Annual election of all directors

✓
Majority voting with plurality carve out for contested elections

✓
Seven of eight current directors are independent

✓
Separate independent Chairman and CEO

✓
Anti-hedging and anti-pledging policy

✓
Executive officer stock ownership guidelines

✓
Independent director stock ownership guidelines

✓
Regular executive sessions of independent directors

✓
Related person transactions policy

✓
Annual say-on-pay advisory votes

✓
Average director tenure of five years

✓
Risk oversight by the board and committees

✓
Annual board and committee self-evaluations

✓
Stockholders have ability to amend the bylaws

✓
No supermajority voting

✓
No stockholder rights plan

✓
Director continuing education policy

✓
All directors attended at least 75% of 2019 meetings

✓
Stockholder engagement

Executive Compensation Highlights
•
Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance.

•
At our 2019 annual meeting of stockholders, we received approximately 93% support for our executive compensation program.

•
Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term equity incentive awards.

•
A significant portion of our named executive officers’ 2019 target total direct compensation was “at-risk,” which the Compensation Committee believes aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.

•
Consistent with the Compensation Committee’s commitment to “at-risk” pay that aligns the interest of our executives with our stockholders, the Compensation Committee did not make any adjustments to the rigorous performance goals for the 2017 performance awards and, accordingly, only 35% of the total number of awards were earned.

•
The majority of each named executive officer’s (“NEO”) 2019 annual cash incentive bonus opportunity (70%) was based on our achievement of our Adjusted EBITDA, Harvest EBITDA and de-leveraging goals. The remaining portion was based on the Compensation Committee’s subjective assessment of each NEO’s individual performance.

Internet Availability of Proxy Materials
We have elected to deliver our proxy materials to the majority of our stockholders using the “notice-and-access” method permitted by SEC rules. Under notice-and-access, instead of a paper copy of the proxy materials, we are sending those stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to:
•
electronically access our proxy statement for our 2020 Annual Meeting of Stockholders, our 2019 Annual Report to Stockholders and a form of proxy; and

•
vote via the Internet, by telephone or by mail.

Electronic delivery of our proxy materials will allow us to provide stockholders with the information they need, while at the same time conserving resources and lowering our cost of delivery. We are mailing paper copies of the proxy materials to stockholders who have requested to receive them in paper form.

CORPORATE GOVERNANCE
Our board of directors has oversight responsibility for our operations and approves all major decisions concerning our business. Our board of directors is also responsible for monitoring our operating results, financial condition and our significant risks.
Our board of directors employs practices that foster effective board oversight, including regular reviews of our major governance documents, policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure and processes, including key aspects of our board operations.
Selecting Director Nominees and Board Refreshment
Our board of directors is responsible for selecting its nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee annually develops a slate of director nominees who are then recommended to and voted on by our full board of directors. Nominees are then proposed by the board to the stockholders for election. All director nominees stand for election by our stockholders annually.
In developing a slate of nominees, the Nominating Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of our board. This assessment includes, in the context of the perceived needs of our board of directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the timber, forest products or real estate industries, capital markets, accounting or financial management expertise. Our board of directors and the Nominating Committee seek a diverse board of directors whose members collectively possess these skills and experiences. Although our board of directors does not have a formal written policy regarding the consideration of diversity in identifying director nominees, the board places high importance on diversity. The Nominating Committee and the board continue to actively seek to develop a board that is more diverse.
Other factors considered by the Nominating Committee in developing a slate of nominees include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors will be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a public company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
To identify potential director nominees, the Nominating Committee solicits candidate recommendations from its own members and our management. The Nominating Committee may engage the services of a search firm to assist in identifying potential director nominees. Tim E. Bentsen, a nominee for election as a director at the annual meeting, was recommended to us by one of our existing directors, and James M. DeCosmo, another nominee for election at the annual meeting, was recommended to us by a search firm that the Nominating Committee engaged to assist it in identifying potential director candidates. The Nominating Committee also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating Committee determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Nominating Committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by contacting our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328; by email at info@catchmark.com; by telephone at 855-858-9794 (Atlanta area: 404-445-8480).
Director Independence
Seven of the eight current members of our board of directors and all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee are “independent” as defined by the New York Stock Exchange (“NYSE”), and a majority of the members of the Finance and Investment Committee (the “Finance Committee”) meet the NYSE’s definition of independence. The NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). From time to time we may have ordinary course of business relationships with companies with which our directors are associated. Our board of directors considers such transactions in connection with its director independence determinations. Our board of directors has determined that each of Tim E. Bentsen, James M. DeCosmo, Paul S. Fisher, Mary E. McBride, Donald S. Moss, Willis J. Potts, Jr., and Douglas D. Rubenstein qualifies as an independent director under the listing standards of the NYSE. Our Board also previously determined that Henry G. Zigtema, who retired from our board of directors in July 2019, qualified as an independent director under the listing standards of the NYSE. Brian M. Davis is our Chief Executive Officer and President, and the board does not consider him to be an independent director.
In addition to the independence requirements discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation and they may not be affiliated with us or any of our subsidiaries. Our board has determined that all of the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.
Further, in affirmatively determining the independence of any director who will serve on the Compensation Committee, our board also considers all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to such director and (2) whether the director is affiliated with us, our subsidiaries or our affiliates. Our board has determined that all of the members of the Compensation Committee satisfy this additional independence requirement.
Meetings of Independent Directors
To promote the independence of our board of directors and appropriate oversight of management, our independent directors meet in executive sessions at which only independent directors are present. During these sessions, Mr. Potts, independent director and Chairman of the Board, presides. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our board of directors but may be called at any time by our independent directors. Our board of directors may modify this structure if it determines that a different structure is in the best interest of our stockholders.
Board Leadership Structure and Risk Oversight
Our board of directors is currently led by Willis J. Potts, Jr., as Chairman of the Board, who is an independent director. Mr. Potts will be retiring at the annual meeting, and our board of directors has designated Douglas D. Rubenstein, another independent director, to serve as Chairman of the Board following the annual meeting, subject to his re-election at the annual meeting. We have separated the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for our strategic direction, day-to-day leadership and performance while the Chairman of the Board, in consultation with the Chief Executive Officer, sets the agenda for and presides over meetings of our board of directors. In addition, we believe that the separation provides a more effective monitoring and objective evaluation of the Chief Executive Officer’s performance. The separation of these leadership roles also allows the Chairman of the Board to strengthen our board’s independent oversight of our performance and governance standards.
Another key component of our board’s leadership structure is the role of its committees. Our board of directors has delegated certain oversight functions to its four standing committees — the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, each of which is comprised entirely of independent directors, and the Finance Committee, of which a majority of the members are independent directors. These committees regularly report back to our board of directors with specific findings and recommendations in their areas of oversight and also consult and work with the Chief Executive Officer and other members of management. Further information about these four committees is provided in “Your Board of Directors — Board Committees.”
We believe that our board’s leadership structure, policies, and practices, when combined with our other governance policies and procedures, function very well in strengthening board leadership, fostering cohesive decision making at the board level, solidifying director collegiality, improving problem solving and enhancing strategy formulation and implementation.
Board and Committees Self-Evaluation
Our board of directors and each standing board committee conducts a self-evaluation annually to evaluate the effectiveness of our board of directors and each of its standing committees, focusing on the contribution of our board of directors as a whole and areas in which our board of directors or management believes a better contribution is possible. Pursuant to our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”) and the charters of each of the standing board committees, the Nominating Committee oversees the self-evaluation process. The results of the self-evaluations are discussed by the members of our board of directors, and the Chairman of the Board and chairpersons of each committee coordinate any necessary follow-up actions.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, our board of directors adopted the Corporate Governance Guidelines, which establish a common set of expectations to assist our board of directors in performing its responsibilities. The Corporate Governance Guidelines, a copy of which is available on our website, www.catchmark.com, address a number of topics, including, among other things, board membership criteria, selection of directors, size of the board, independence requirements, term limits, director compensation, director responsibilities and continuing education requirements, succession planning, self-evaluations and director access to management and independent advisors.
Code of Business Conduct and Ethics
All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in the Amended and Restated Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics is published and can be viewed on our website, www.catchmark.com. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to or waiver of the Code of Ethics.
Related Person Transactions Policy
Our board of directors recognizes that transactions and relationships between the Company and persons related to the Company can present a heightened risk of actual or potential conflicts of interest and may create the appearance that Company decisions are based on considerations other than those in the best interest of the Company and its stockholders. As a result, the board of directors has adopted a related person transactions policy which provides that all related person transactions are subject to Audit Committee approval or ratification.
A “related person transaction” is any transaction or series of transactions in which:
•
the Company or any of its subsidiaries is a participant;

•
any “related person” (an executive officer, director, beneficial owner of more than 5% of the Company’s common stock, or immediate family member or business affiliate of any of the foregoing) has or will have a direct or indirect material interest; and

•
the aggregate amount involved since the beginning of the Company’s last completed fiscal year exceeds or may reasonably be expected to exceed $120,000.

At least annually, each director and executive officer completes a detailed questionnaire that discloses any related person transactions. We also review the Company’s financial records to identify any related person transactions.
In determining whether to approve or ratify a related person transaction, the Audit Committee considers all relevant facts and circumstances, including the benefits to the Company, the potential effects on a director’s independence, the availability of other sources for the product or service, the terms of the transaction and the terms related to unrelated parties generally. The Audit Committee may approve a related person transaction that it determines to be not inconsistent with the best interests of the Company and its stockholders. The Company did not engage in any related person transactions during 2019. In January 2020, we entered into a separation agreement with Jerry Barag, our former chief executive officer and a former director, the terms of which are described under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
Independent Director Compensation Program
Our independent directors are compensated pursuant to our Amended and Restated Independent Director Compensation Plan, the terms of which are described below.
Cash Compensation.   Each of our independent directors (other than a member of the Audit Committee) receives an annual cash retainer of $50,000, and each of our independent directors who is a member of the Audit Committee receives an annual cash retainer of $56,000. In addition, the chair of the Audit Committee receives a supplemental cash retainer of $12,500, and the chairs of the Compensation Committee, Nominating Committee and Finance Committee receive a supplemental cash retainer of $10,000. The non-executive Chairman of the Board receives a supplemental cash retainer of $50,000. A director may choose to receive his or her cash retainers in shares of our common stock.
Equity Compensation.   We also make an annual equity compensation grant to our independent directors. In 2019, we made this grant on June 28, 2019, the first business day immediately following our 2019 annual meeting, to each of our directors that was re-elected at the meeting. The equity compensation had a value of $70,000 on the grant date and directors had the right to elect to receive their equity grant in the form of shares of our common stock or LTIP units in our operating partnership, which are discussed in greater detail on page 30 . The number of shares or LTIP units granted to each independent director was determined by dividing $70,000 by the fair market value per share of our common stock or per LTIP unit, as applicable, on the grant date.
The following table provides information about the compensation earned by our independent directors during 2019:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(5) ($)	Total ($)
Paul S. Fisher	$60,000	$70,005	$130,005
Mary E. McBride(3)	$63,298	$70,005	$133,303
Donald S. Moss(3)	$65,321	$70,005	$135,326
Willis J. Potts, Jr.(4)	$106,006	$70,005	$176,011
Douglas D. Rubenstein	$66,000	$70,005	$136,005
Henry G. Zigtema	$34,250	$70,005	$104,255

(1)
Includes base retainer and supplemental retainer, which are payable quarterly in advance. During 2019, each independent director, other than Mr. Zigtema who retired in July 2019, received four quarterly retainer payments, for three quarters in 2019 and the first quarter in 2020. Mr. Zigtema received two quarterly retainer payments for two quarters in 2019.

(2)
Reflects the grant date fair value of shares of our common stock or LTIP units granted pursuant to our Amended and Restated Independent Director Compensation Plan determined in accordance with FASB ASC Topic 718. On June 28, 2019, three of our independent directors received 6,699 shares of our common stock and three of our independent directors received 6,699 LTIP units, which were subject to vesting at the annual meeting. In connection with his retirement, Mr. Zigtema’s LTIP units became vested.
(3)
Ms. McBride served as Chair of the Compensation Committee from the 2019 annual meeting until Mr. Zigtema’s retirement in July 2019, at which time she was appointed to serve on the Audit Committee and as its Chair. Mr. Moss, who had previously served as Chair of the Compensation Committee until the 2019 annual meeting, was reappointed Chair of the Compensation Committee upon Ms. McBride’s appointment to the Audit Committee.

(4)
Mr. Potts elected to receive a portion of his supplemental cash retainer in the form of shares of our common stock. The number of shares granted each quarter was determined by dividing one-quarter of Mr. Potts’s annual supplemental retainer by the closing price of our common stock on each respective payment date, rounded to the nearest whole share. We issued 2,864 shares of common stock to Mr. Potts during 2019 as payment of the cash supplemental retainer, all of which were fully vested and non-forfeitable as of the date of grant.

(5)
As of December 31, 2019, our independent directors held the following unvested stock and LTIP unit awards:

Name	Unvested Stock and LTIP Unit Awards (#)
Paul S. Fisher(1)	6,699
Mary E. McBride(1)	6,699
Donald S. Moss(2)	6,699
Willis J. Potts, Jr.(2)	6,699
Douglas D. Rubenstein(2)	6,699
Henry G. Zigtema(3)	—

(1)
Represents unvested LTIP unit awards

(2)
Represents unvested stock awards

(3)
Mr. Zigtema’s unvested LTIP unit awards were vested in connection with this retirement in July 2019.

Our directors did not hold any unvested option awards as of December 31, 2019.
Stock Ownership Guidelines for Independent Directors
Our board of directors has adopted stock ownership guidelines for our independent directors that require that each independent director own shares of our common stock having a value of four times his or her annual cash retainer. Each director must meet the stock ownership guidelines by the fifth anniversary of his or her election to the board. Until the ownership guidelines are met, or at any time the director is not in compliance with the guidelines, he or she must retain 100% of any shares received from our company for service on the board, with an exception for shares sold for the limited purposes of paying the exercise price, in the case of stock options, or satisfying any applicable tax liability related to the award. Five of our eight independent directors have achieved their respective stock ownership guideline. Of the remaining three independent directors who have not achieved such ownership guideline, one was initially elected in 2018 and two were initially elected in 2020 and all are making continued strides toward doing so.
Prohibition on Hedging and Pledging
Our insider trading policy prohibits our directors, officers and other employees from (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan, and (ii) engaging in hedging transactions in our securities.

Communications with Our Board of Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, stockholders should submit the concern in writing to the Chair of the Audit Committee in care of our Secretary at our headquarters c/o CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328. If the concern relates to our governance practices, business ethics or corporate conduct, stockholders should submit the concern in writing to the Chairman of the Nominating Committee in care of our Secretary at our headquarters at the above address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary at our headquarters at the above address.
Interested parties may contact the independent directors by directing any inquiries to the independent directors at our headquarters at the above address; by email at info@catchmark.com; by telephone at 855-858-9794 (Atlanta area: 404-445-8480).
Stockholders also may communicate concerns with our directors at the annual meeting.

YOUR BOARD OF DIRECTORS
PROPOSAL NO. 1:   ELECTION OF DIRECTORS
Our board of directors currently consists of eight members, all of whose terms expire at the annual meeting. Two of our directors, Willis J. Potts, Jr. and Donald S. Moss, will not stand for re-election at the annual meeting. Our board of directors adopted a resolution in April 2020 setting the size of the board at six members effective as of the date of the annual meeting. Accordingly, based on the recommendation of the Nominating Committee, our board of directors has nominated the six persons named below for election as directors at the annual meeting. If elected, the nominees will serve as directors until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Each of the nominees is a current member of our board of directors. Three of the director nominees, Paul S. Fisher, Mary E. McBride and Douglas D. Rubenstein, were elected by the stockholders at our last annual meeting, and three of the nominees, Tim E. Bentsen, Brian M. Davis and James M. DeCosmo, were elected by our board of directors during 2020. If any director nominee becomes unable or unwilling to stand for re-election, our board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted director nominee.
Director Nominees
Name	Age	Position(s)	Term of Office
Tim E. Bentsen	66	Independent Director	Since 2020
Brian M. Davis	50	Chief Executive Officer, President and Director	Since 2020
James M. DeCosmo	61	Independent Director	Since 2020
Paul S. Fisher	64	Independent Director	Since 2016
Mary E. McBride	64	Independent Director	Since 2018
Douglas D. Rubenstein	57	Independent Director	Since 2013
Tim E. Bentsen has served as one of our independent directors since April 2020. Mr. Bentsen is a former audit partner and practice leader of KPMG LLP, a U.S. based global audit, tax and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous publicly traded companies with a specialization in the financial services industry. Mr. Bentsen also served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast where he had extensive involvement with executive management, audit committees and boards of directors. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute and as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years. Mr. Bentsen is a member of the Board of Directors of Synovus Financial Corp. where he serves as chairman of the compensation committee and a member of the executive, audit and risk committees. He has also served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex, and on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private. Mr. Bentsen was an Executive-in-Residence at the J.M. Tull School of Accounting at the University of Georgia from 2012 to 2018 and is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors. He holds a Bachelor of Business Administration from Texas Tech University. Mr. Bentsen practiced as a certified public accountant for 40 years.
Our board of directors has determined Mr. Bentsen’s extensive audit and accounting experience coupled with his corporate governance, risk management and financial acumen enable him to effectively carry out his duties and responsibilities as a director.
Brian M. Davis, has served as our Chief Executive Officer and President and as a member of our board of directors since January 2020. Prior to that, he served as our President and Chief Financial Officer from April 2019 to January 2020, having previously served as our Senior Vice President and Chief Financial Officer since March 2013. Mr. Davis served as our Treasurer from October 2013 to February 2018, as our Assistant Secretary from August 2013 to July 2018, and as our Secretary from July 2018 to October 2018. Mr. Davis also serves on the board of directors of TexMark Timber Treasury, L.P., the Company’s joint venture with a consortium of institutional investors that owns 1.1 million acres of prime East Texas timberlands. Mr. Davis served as Senior Vice President and Chief Financial Officer of Wells Timberland Investment Management Organization, LLC from March 2009 until October 2013 and as its Vice President from October 2007 through March 2009. From 2000 until joining Wells Real Estate Funds, Inc. in 2007, Mr. Davis held various roles at Atlanta-based SunTrust Bank, delivering strategic advisory, capital-raising and financial risk-management solutions to large corporate and middle-market clients. Mr. Davis has more than 25 years of experience in business and financial services, and has held key roles in finance, treasury and strategy. Mr. Davis received his Bachelor of Business Administration and Master of Business Administration from Ohio University.
Our board of directors concluded that as a result of his role as our Chief Executive Officer and President as well as his deep industry knowledge, financial expertise and vision, Mr. Davis is qualified to serve on our board of directors.
James M. DeCosmo has served as one of our independent directors since April 2020. Mr. DeCosmo served as the President and Chief Executive Officer of Forestar Group Inc., a real estate and oil and gas company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015. He served as Group Vice President of Temple-Inland Inc. from 2005 to 2007, and previously served as Temple-Inland’s Vice President, Forest from 2000 to 2005 and as Director of Forest Management from 1999 to 2000. Prior to joining Temple-Inland, he held various land management positions throughout the southeastern United States, including with Kimberly-Clark Corporation and its predecessor Scott Paper Company from 1982 to 1999. Mr. DeCosmo also serves on the board of directors of the Colorado River Alliance.
Our board of directors has determined that Mr. DeCosmo’s extensive experience in management of timberland, combined with his experience serving as Chief Executive Officer and a director of, and otherwise managing, organizations engaging in these activities, enable Mr. DeCosmo to effectively carry out his duties and responsibilities as a director.
Paul S. Fisher has served as one of our independent directors since January 2016. Mr. Fisher was the President and Chief Executive Officer of CenterPoint Properties Trust (“CenterPoint”), a developer, investor and manager of supply chain industrial assets and related transportation infrastructure, from 2011 to 2013. Mr. Fisher co-founded CenterPoint in 1993 and served as its General Counsel and Chief Financial Officer before being appointed President in 2004 and Chief Executive Officer in 2011. CenterPoint was a publicly traded REIT from 1993 to 2006, when it was privatized by a joint venture of the California Employees Retirement System and LaSalle Investment Management, Inc. Mr. Fisher served as Vice Chairman of CenterPoint from 2013 to 2018. Before joining CenterPoint, Mr. Fisher was a Vice President of Finance and Acquisitions at Miglin-Beitler Inc., a Chicago-based office developer. Prior to that, Mr. Fisher served as Vice President of Corporate Finance at The First National Bank of Chicago and as a Vice President of Partnership Finance at VMS Realty, a Chicago-based real estate syndication company. Mr. Fisher served on the U.S. Department of Commerce Advisory Council on Supply Chain Competitiveness. He serves as Chair of the Advisory Board for the Baumhart Center for Social Enterprise and Responsibility at Loyola University Chicago. Mr. Fisher received a Bachelor of Arts in Economics from The University of Notre Dame and a Doctor of Law from The University of Chicago School of Law.
Our board of directors has determined that Mr. Fisher’s extensive experience in real estate investment and management, particularly his experience serving as President of, and otherwise managing, a major publicly-traded REIT, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.
Mary E. McBride has served as one of our independent directors since February 2018. Ms. McBride was President of CoBank, ACB (“CoBank”), a cooperative bank and member of the Farm Credit System serving vital industries across rural America, from 2013 to 2016. Ms. McBride joined CoBank in 1993 and served as Vice President, Loan Policy & Syndications; Senior Vice President and Manager, Corporate Finance Division; Senior Vice President and Manager, Operations Division; Executive Vice President,

Communications and Energy Banking Group; and Chief Operating Officer before being appointed Chief Banking Officer in 2010. Before joining CoBank, Ms. McBride was Senior Vice President and Manager, Commercial Lending at First Interstate Bank of Denver, N.A., and prior to that served as Assistant Vice President, Energy & Utilities at First National Bank of Boston. Ms. McBride has recently agreed to join the board of directors of MarketSquare, Inc., a start-up digital exchange for farmers. Ms. McBride served on the Biomass Technical Advisory and Research Committee of the U.S. Departments of Energy and Agriculture from 2006 to 2012. She also previously served as Chair of Mile High United Way. Ms. McBride received a Bachelor of Arts in Political Science from Wellesley College, a Master of Science in European Studies from the London School of Economics and a Master of Science in Applied Economics and International Management and Finance from the Sloan School of Management at the Massachusetts Institute of Technology.
Our board of directors has determined that Ms. McBride’s extensive experience in commercial banking, particularly in the timber industry, enable Ms. McBride to effectively carry out her duties and responsibilities as a director.
Douglas D. Rubenstein has served as one of our independent directors since December 2013. Mr. Rubenstein has served as Executive Vice President, Chief Operating Officer and Director of Capital Markets for Benjamin F. Edwards & Company, Inc., a private, full-service broker-dealer, since August 2016, having served as its Senior Vice President and Director of Capital Markets and Business Strategy since June 2012. From 2007 to June 2012, he held various positions in the Real Estate Investment Banking Group of Stifel, Nicolaus & Company, Inc., including Managing Director from 2007 to August 2008, Co-Group Head from August 2008 to December 2008 and Managing Director and Group Head from January 2009 to June 2012. From 1985 to 2007, he served in a variety of roles in the Capital Markets Division of A.G. Edwards & Sons, Inc., a U.S.-based financial services company that was acquired by Wachovia Corporation (now Wells Fargo & Company) in 2007, and was promoted from Analyst ultimately to Managing Director and Real Estate Group Coordinator. Mr. Rubenstein served as a trustee at Whitfield School and previously served as a director and Chairman of the Board of Life Skills, a non-profit organization, for 16 years. He holds Series 7 (grandfathered into Series 79), 24, 55 and 63 licenses and was formerly a member of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Rubenstein received a Bachelor of Arts in Economics from Lake Forest College and a Master of Business Administration from the John M. Olin School of Business at Washington University.
Our board of directors has determined that Mr. Rubenstein’s extensive experience in the real estate industry and, specifically, raising capital for real estate companies, provides him with skills and knowledge that enable him to effectively carry out his duties and responsibilities as a director.
Vote Required
Under our bylaws, the affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of each nominee as a director. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. As required by the Corporate Governance Guidelines, any nominee for whom more votes are cast against than are cast for must offer to resign from the board.
Recommendation
Your board of directors unanimously recommends a vote “FOR” all of the nominees listed above for re-election as directors.

BOARD COMMITTEES
Our board of directors has established the following standing committees: the Audit Committee, the Nominating Committee, the Compensation Committee and the Finance Committee. Information regarding each of the committees is discussed below.
Audit Committee
Our board of directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary function is to assist our board of directors in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, including overseeing our legal compliance and ethics program, the independent auditors’ qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, oversight and termination of our independent auditors. The Audit Committee is also responsible for preparing the report that appears on page 44 of this proxy statement.
The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our board of directors. The Audit Committee Charter is available on our website at www.catchmark.com.
Our Audit Committee currently consists of Mary E. McBride, Donald S. Moss, Willis J. Potts, Jr., and Douglas D. Rubenstein. All of the members of the Audit Committee are “independent” and “financially literate” as defined under the rules of the NYSE and the SEC, discussed in further detail under “— Director Independence” above. Ms. McBride is designated as an audit committee financial expert and is the Chair of the Audit Committee. During 2019, the Audit Committee met seven times.
Following the annual meeting, if all of the director nominees are re-elected, the Audit Committee will consist of Tim E. Bentsen, Mary E. McBride, and Douglas D. Rubenstein, and Mr. Bentsen, who our board has designated as an audit committee financial expert, will serve as Chairman.
Nominating and Corporate Governance Committee
The primary functions of the Nominating Committee are identifying individuals qualified to serve on our board of directors, overseeing, developing and recommending to our board of directors a set of corporate governance guidelines and periodically re-evaluating such guidelines for the purpose of suggesting amendments to them if appropriate, determining the composition of our board of directors and overseeing an annual evaluation of our board of directors and each of the committees of our board of directors. The Nominating Committee is also responsible for overseeing our Environmental, Social and Governance (“ESG”) strategy, initiatives and policies as well as any political contributions or government relations activities in which we engage.
The Nominating Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating Committee Charter adopted by our board of directors. The Nominating Committee Charter is available on our website at www.catchmark.com.
The Nominating Committee currently consists of Paul S. Fisher, Mary E. McBride, and Douglas D. Rubenstein. All of the members of the Nominating Committee are “independent” under the listing standards of the NYSE. Mr. Rubenstein is the Chairman of the Nominating Committee. During 2019, the Nominating Committee met six times.
Following the annual meeting, if all of the director nominees are re-elected, the Nominating Committee will consist of James M. DeCosmo, Paul S. Fisher, Mary E. McBride, and Douglas D. Rubenstein and Mr. Rubenstein will continue to serve as Chairman.
Compensation Committee
The primary function of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to the compensation of our Chief Executive Officer and our other executive officers and the administration of our compensation plans, programs and policies. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis” below.
The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our board of directors. The Compensation Committee Charter is available on our website at www.catchmark.com.
The Compensation Committee currently consists of Paul S. Fisher, Mary E. McBride and Donald S. Moss. All of the members of the Compensation Committee are “independent” under the listing standards of the NYSE and under the rules and regulations of the SEC, discussed in further detail under “— Director Independence” above. Mr. Moss is currently the Chairman of the Compensation Committee. During 2019, the Compensation Committee met 11 times.
Following the annual meeting, if all of the director nominees are re-elected, the Compensation Committee will consist of Paul S. Fisher, Mary E. McBride, and Douglas D. Rubenstein and Ms. McBride will serve as Chair.
Finance and Investment Committee
The primary function of the Finance Committee is to assist our board of directors in discharging its oversight responsibilities relating to proposed acquisitions, dispositions, major capital investments and financing arrangements. The Finance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Finance Committee Charter adopted by our board of directors.
The Finance Committee currently consists of Brian M. Davis, Paul S. Fisher, Willis J. Potts, Jr. and Douglas D. Rubenstein. A majority of the members of the Finance Committee are “independent” under the listing standards of the NYSE. Mr. Fisher is the Chairman of the Finance Committee. During 2019, the Finance Committee met four times.
Following the annual meeting, if all of the director nominees are re-elected, the Finance Committee will consist of Brian M. Davis, Tim E. Bentsen, James M. DeCosmo and Paul S. Fisher and Mr. Fisher will continue to serve as Chairman.
DIRECTOR ATTENDANCE AT MEETINGS
During 2019, our board of directors held 19 meetings, either in person or telephonically. Each member of the board attended at least 75% of the aggregate number of meetings of the board and the committees on which such director served during 2019. Although we have no policy with regard to attendance by the members of our board of directors at our annual meetings of stockholders, we invite and encourage the members of our board of directors to attend our annual meetings to foster communication with stockholders. In 2019, all seven of our directors serving at that time attended the annual meeting of stockholders either in person or by teleconference.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the board is responsible for reviewing and approving the compensation of the Company’s executive officers, establishing the performance goals on which the Company’s compensation plans and programs are based and setting the overall compensation principles that guide the Compensation Committee’s decision-making. The Compensation Committee’s over-arching objective is to maintain an executive compensation program that supports the long-term interests of the Company’s stockholders. We seek to satisfy this objective, and to align the interests of our executives with those of our stockholders, through a program in which a significant portion of executive compensation is based upon performance.
In fulfilling its responsibilities, the Compensation Committee reviewed and discussed with management the following Compensation Discussion and Analysis, which describes the Compensation Committee’s decisions regarding the compensation of the Company’s executive officers for 2019. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2020 annual meeting of stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, each filed with the Securities and Exchange Commission.
The Compensation Committee of the Board of Directors:
Donald S. Moss, Chairman
Mary E. McBride
Paul S. Fisher

COMPENSATION DISCUSSION AND ANALYSIS
In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies for 2019. Following this Compensation Discussion and Analysis (“CD&A”), you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2019 by the following individuals, whom we refer to as our named executive officers (the “NEOs”):
•
Brian M. Davis, our current Chief Executive Officer and President (and Chief Financial Officer during 2019 through January 21, 2020);

•
Todd Reitz, our Chief Resources Officer and Senior Vice President;

•
Lesley Solomon, our General Counsel and Secretary; and

•
Jerry Barag, our former Chief Executive Officer, who retired from our company effective as of January 21, 2020.

Executive Summary
Our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders. We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of our executives’ pay to our performance. The Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, designed to reward our executives based on the achievement of predetermined corporate performance measures.
Our compensation objectives are to:
•
provide market-competitive programs that ensure we attract, retain, and motivate talented executives capable of performing at the highest levels of our industry;

•
reflect the qualification, skills, experience and responsibilities of each NEO;

•
create and maintain a performance-focused culture by rewarding the attainment of short- and long-term performance goals;

•
link incentive compensation levels with the creation of stockholder value; and

•
emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations and stockholder returns.

2019 Company Performance Highlights
In 2019, we once again delivered on our objective of generating stable and predictable cash flow to support a strong, reliable dividend. This objective was achieved through the continued execution of our business strategy built on ownership of prime timberlands, strategic presence in high-demand mill markets and superior management. Our operations continued to meet earnings targets and growth forecasts, while prudently managing harvests from our prime timberlands. Our fiber supply agreements, delivered wood model and opportunistic stumpage sales were primary performance drivers, generating stable and predictable cash flows from sustainable harvests. These cash flows, combined with revenues from opportunistic land sales and active investment management, provided recurring dividends to our stockholders comfortably funded with cash generated from operations. Our capital recycling program, employing targeted large dispositions, continues to improve the quality of our timberland portfolio, reduce our leverage and strengthen our balance sheet through disciplined capital allocation to enable future investments in prime timberlands, furthering our growth strategy.

Year-over-year increases in our key performance metrics, including a 9% increase in total revenues, a 24% decrease in net loss, and a 14% increase in Adjusted EBITDA, were driven by higher volumes, increased sawtimber mix and superior pricing in our U.S. South region, along with a full year of asset management fee revenue from Triple T and incentive-based promotes earned from Dawsonville Bluffs. In early 2019, we fully integrated the Bandon Property in the Pacific Northwest. In December 2019, we acquired 900 acres of high-quality timberlands in South Carolina for $1.9 million. This acquisition expanded our existing timberland ownership in the Mid-Atlantic region, which is among the top timber markets in the U.S. South.
Our investment management business generated significant increases in revenues and segment EBITDA compared to 2018. Asset management fee revenue increased by 113% from prior year and Investment Management EBITDA increased by 35% primarily due to a full year of asset management fees from Triple T and strong results of Dawsonville Bluffs. In its first full year of operations, Triple T contributed $11.3 million in asset management fee revenues to us, while achieving all operating targets. Dawsonville Bluffs, effectively roundtripped in 2019, meeting investment objectives and generating excellent returns, including incentive-based promotes for exceeding investment return hurdles. We recognized $1.0 million of income, $4.8 million of Adjusted EBITDA and received $4.8 million of distributions from Dawsonville Bluffs. We also recognized $0.7 million in asset management fees, including $0.6 million of incentive-based promotes. Life-to-date through December 31, 2019, we have recognized $4.7 million of income and received cash distributions of $13.3 million from Dawsonville Bluffs, representing a return of our $10.5 million investment and a cumulative preferred return of $2.8 million.
Over the last two years, we have undertaken a capital recycling program whereby we sell blocks of timberland properties to generate proceeds to fund capital allocation priorities, including, but not limited to redeployment into more desirable timberland investments, paying down outstanding debt, or repurchasing shares of our common stock. We continued to execute our capital recycling program during 2019. We completed large dispositions totaling 14,400 acres for $25.4 million, recognizing a gain of $8.0 million, and used a portion of the net proceeds to pay down our outstanding debt by $20.1 million. The remaining net proceeds were used to acquire high-quality timberlands and fund opportunistic repurchases of our shares of common stock. As a result of our increased Adjusted EBITDA and debt repayments, our net debt to Adjusted EBITDA ratio decreased to 7.9x as of December 31, 2019 from 9.5x as of December 31, 2018.
During 2019, we continued to execute our active interest rate management strategy by lowering our already favorable borrowing costs and extending the average life of our fixed-rate debt. In October 2019, we entered new interest rate swaps to fix rates on $275.0 million of debt at a weighted-average interest rate of 2.17%, before the applicable spread and expected patronage dividends, compared to 2.44% under previous swaps. As a result of these transactions, we also extended the weighted-average term of our effectively-fixed rate debt from four years to nine years. As of December 31, 2019, we had effectively fixed interest rates on 60% of our variable-rate debt balance at 3.98%, inclusive of applicable spread but before considering patronage dividends.
Once again in 2019, we earned certification under the prestigious Sustainable Forestry Initiative (“SFI”), one of the world’s largest programs promoting sustainable forestry. As always, we remain committed to sustainable forestry and responsible environmental stewardship through rigorous land management practices that help ensure meeting sustainability goals and long-term production.
Operational:
•
Fully integrated the 2018 Bandon acquisition, our first property in the Pacific Northwest, geographically diversifying our harvest revenue and improving our sawtimber harvest mix.

•
Increased total harvest volumes by 3% to 2.24 million tons from 2.17 million tons.

•
Increased sawtimber as a percentage of total sales volume to 42% in 2019 from 38% in 2018.

•
Captured a 2% increase in pulpwood and a 1% increase in sawtimber net sales price per ton as compared to 2018.

•
Realized significant pricing premiums in 2019 as compared to TimberMart-South: 47% higher for pulpwood and 31% higher for sawtimber.

•
Creditworthy, blue-chip customers provided a steady revenue stream, with 16% of our net timber revenue generated under long-term fiber supply agreements with WestRock and International Paper, with volumes exceeding contract minimums.

•
Generated significant asset management fees from a full year of Triple T joint venture operations, strategically making progress to unlock further value through greater operating efficiencies and new tactical strategies.

•
Delivered on objectives for Dawsonville Bluffs, which provided strong investment returns, asset management fees and incentive-based promotes over its term. From inception through December 31, 2019, we have received $13.3 million in cash distributions from our $10.5 million investment in the joint venture and $0.9 million in asset management fee revenue and incentive-based promotes.

•
Acquired 900 acres of well-stocked, pine timberlands located near existing prime holdings in South Carolina for $1.9 million of cash on-hand generated from capital recycling.

•
Continued to be SFI-certified under a program that meets the requirements of the SFIS 2015-2019 Forest Management Edition.

Financial:
•
Increased total revenues by 9% to $106.7 million, compared to $97.9 million for full-year 2018.

•
Lowered net loss by 24% to $93.3 million, primarily due to lower allocated losses and higher earned asset management fees from Triple T.

•
Increased Adjusted EBITDA by 14% to $56.9 million due to higher net timber revenues and asset management fees.

•
Increased gross timber sale revenue by 4% to $72.6 million, net timber revenue by 9% to $41.4 million and Harvest EBITDA by 8% to $33.7 million, driven by higher harvest volumes, a higher sawtimber mix, increased pricing in the U.S. South, and integration of Pacific Northwest operations.

•
Increased asset management fee revenue by 113% to $11.9 million from $5.6 million due primarily to a full year of Triple T operations.

•
Recognized $1.0 million of income, $4.8 million of Adjusted EBITDA and received $4.8 million of distributions from the Dawsonville Bluffs joint venture.

•
Increased Investment Management EBITDA by 35% to $16.7 million due to the increased asset management fees from Triple T and strong results of Dawsonville Bluffs.

•
Realized timberland sales of $17.6 million, comprising 9,200 acres, consistent with prior year sales proceeds and in line with company guidance.

•
Realized a gain of $8.0 million on large dispositions of 14,400 acres for $25.4 million, utilizing net proceeds to repay outstanding debt, fund acquisitions of prime timberland and opportunistically repurchase shares.

Capital Allocation and Stockholder Value Creation:
•
Strengthened our balance sheet by paying down debt by $20.1 million with proceeds from profitable capital recycling dispositions and generating capital for future acquisitions and investments.

•
Improved liquidity by $26.0 million at year-end to $196.6 million comprised of $185.1 million of debt capacity and $11.5 million of cash on-hand, compared to $170.6 million at year-end 2018.

•
Met a deleveraging goal to reduce net debt to Adjusted EBITDA to below 8.0x.

•
Executed interest rate swap agreements to blend and extend existing interest rate swaps to fix rates on $275 million of debt for an average term of nine years at a weighted-average interest rate of 2.17%, before applicable spread and expected patronage dividends, compared to an average term of four years at 2.44% under previous swaps.

•
Returned $26.3 million to stockholders through dividends fully funded out of cash flow from operations, with a payout ratio of 80%, as compared to 86% for 2018 and 78% for 2017, and fully covered by CAD** with a payout ratio of 74%, as compared to 77% for 2018 and 88% for 2017.

•
Opportunistically repurchased $3.0 million of our common shares at attractive historical prices.

*
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” on pages 44-45 of our annual report on Form 10-K filed with the SEC on February 28, 2020 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non-GAAP financial measure to net loss.

**
Cash Available for Distribution (“CAD”) is a non-GAAP measure defined as cash provided by operating activities minus capital expenditures (excluding timberland acquisitions) plus/minus changes in working capital, return of capital distributions from unconsolidated joint ventures and other. Our reconciliation of cash provided by operating activities to CAD for the year ended December 31, 2019 follows:

(in millions)	Year Ended December 31, 2019
Cash Provided by Operating Activities	$32.9
(-) Capital Expenditures (excluding timberland acquisitions)	(4.2)
(+) Working Capital Changes	2.8
(+) Distributions from Unconsolidated Joint Ventures	3.8
(+) Other(1)	0.3
Cash Available for Distribution	$35.6

(1)
Other includes certain cash expenses paid, or reimbursement received, that management believes do not directly reflect the core business operations of our timberland portfolio on an on-going basis, including costs required to be expensed by GAAP related to acquisitions, transactions, joint ventures or new business initiatives.

2020 Executive Management Transition
Effective January 21, 2020, Mr. Barag retired as our Chief Executive Officer and as a member of our board of directors. Our board appointed Mr. Davis to serve as our Chief Executive Officer and President, and elected Mr. Davis to the board. Our board also elected Ursula A. Godoy-Arbelaez, our Vice President and Treasurer, to serve as our Chief Financial Officer, Senior Vice President and Treasurer, and Mr. Reitz, our Senior Vice President — Forest Resources, to serve as our Chief Resources Officer and Senior Vice President, also effective January 21, 2020. In connection with these management changes, the Compensation Committee approved the following NEO compensation arrangements (in each case effective January 21, 2020):
•
Mr. Davis will receive an annual base salary of $500,000, the ability to earn an annual performance-based cash incentive award at a target of 60% of his base salary and a long-term incentive plan target award of $925,000.

•
Mr. Reitz’s annual base salary was increased to $369,750.

•
We entered into a separation agreement with Mr. Barag, which is described later in the Proxy Statement under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”

Compensation Policies and Corporate Governance Highlights
The Compensation Committee has adopted compensation policies and procedures that represent strong corporate governance and reinforce our compensation philosophy and principles. Our compensation programs include, among others, the following best practices:
What We Do	What We Do Not Do

✓
The Compensation Committee has designed our compensation program to pay for performance, with a particular focus on long-term stockholder return, as evidenced by performance-based awards based on pre-established performance goals and relative total stockholder return metrics.

✘ We do not encourage excessive risk-taking behavior through our compensation plans as they appropriately balance both absolute and relative performance, as well as short- and long-term performance.
✓ The Compensation Committee has engaged an independent compensation consultant.	✘ We do not provide U.S. tax code Section 280G excise tax “gross ups.”
✓ We have stock ownership guidelines for our executive officers and our independent directors.	✘ We do not provide any perquisites to our NEOs other than those available to general employees.
✓ We provide our stockholders a “say-on-pay” advisory vote on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.	✘ Our equity plans prohibit repricing of underwater stock options without stockholder approval.
✓ The Compensation Committee is composed solely of independent directors.	✘ The change in control definition contained in the 2017 Incentive Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.
✓ Severance agreements for executive officers include double-trigger change-in-control severance benefits.	✘ We do not pay current dividends or dividend equivalents on unvested time-based or performance-based awards.

✓
Our insider trading policy prohibits our directors, officers and other employees from (i) holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and (ii) engaging in hedging transactions in our securities.

✘ We do not guarantee salary increases or minimum bonuses, with limited exceptions in the case of new hires. ✘ We do not provide for uncapped bonuses.
Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation
At the annual meeting of stockholders on June 27, 2019, we continued to receive strong support for the advisory vote on the compensation of our NEOs, as discussed and disclosed in the 2019 Proxy Statement, with approximately 93% of the votes cast in favor of the advisory vote. Our average level of support for the past five years has been 95%. The Compensation Committee concluded that the stockholder vote reflects favorable stockholder support of the compensation paid to our NEOs. After considering this level of support, the Compensation Committee decided to retain the primary components of the compensation program, with an emphasis on short and long-term incentive compensation.
The Compensation Committee recognizes that executive pay practices and governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our board of directors.
At the 2014 annual meeting, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which will occur at this 2020 annual meeting of stockholders. See “Proposal No. 3: Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation.”
Role of the Compensation Committee
The Compensation Committee assists our board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee sets the overall compensation philosophy, objectives and policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our philosophy.
Each of the three members of the Compensation Committee is independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by our board. Their independence from management allows the Compensation Committee members to apply independent judgment when designing our compensation program and in making pay decisions.
Role of the Compensation Consultant
To assist in evaluating our compensation practices, the Compensation Committee engaged FPL Associates L.P. (“FPL”) to provide a competitive analysis of compensation levels for our NEOs. The Compensation Committee considered the independence of FPL in light of the SEC rules and NYSE listing standards and concluded that the work of FPL did not raise any conflicts of interest. Specifically, the Compensation Committee worked with FPL to establish our peer groups, and FPL conducted a competitive market assessment of the compensation elements for each of our NEOs, compared to such peer groups. In 2019, FPL continued to be engaged by the Compensation Committee to provide advice with respect to our compensation practices and the compensation levels of our NEOs. FPL has not provided any services to us other than executive compensation-related services described in this proxy statement.
Role of Executive Officers in Compensation Decisions
Messrs. Davis and Barag consulted with the Compensation Committee regarding 2019 compensation levels for each of our NEOs (except for themselves, respectively) after taking into account input provided by FPL to our Compensation Committee. Historically, our Chief Executive Officer annually reviews the performance of each of the other NEOs and, based on this review, he makes compensation recommendations to the Compensation Committee with respect to the NEOs’ achievement of the individual performance component of annual cash incentive awards. The Chief Financial Officer, together with FPL, provides information to the Compensation Committee with respect to salaries, annual cash incentive awards, long-term equity incentive awards and performance targets. The Compensation Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to our Chief Executive Officer.
Peer Groups
In 2017, FPL provided a competitive analysis of compensation levels for our compensation programs, which the Compensation Committee continued to refer to in 2019 for purposes of setting compensation levels for 2019. The Compensation Committee, with FPL’s assistance, reviewed two peer groups, which we refer to as the Primary Peer Group and the Supplemental Peer Group. The Compensation Committee and FPL determined to use both the Primary Peer Group and the Supplemental Peer Group because a peer group comprised of timber REITs alone provides limited comparables, particularly when factoring in best practices and adjusting for size. The Compensation Committee reviewed information prepared by FPL in setting compensation levels for Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag.

Primary Peer Group.   In determining the appropriate component companies for our Primary Peer Group, the Compensation Committee and FPL focused on companies — both REITs and natural resources-based companies — of comparable overall size. The table below shows information for our Primary Peer Group.
Company	Market Capitalization as of December 31, 2019
($’s in millions)
Agree Realty Corporation	$3,197
CareTrust REIT, Inc.	1,970
Community Healthcare Trust Incorporated	939
Easterly Government Properties, Inc.	1,781
Getty Realty Corp.	1,360
LTC Properties, Inc.	1,780
Monmouth Real Estate Investment Corporation	1,416
One Liberty Properties, Inc.	546
Urstadt Biddle Properties Inc.	745
Supplemental Peer Group.   In determining the appropriate component companies for our Supplemental Peer Group, the Compensation Committee and FPL focused on timber and other forest product companies. The table below shows information for our Supplemental Peer Group.
Company	Market Capitalization as of December 31, 2019
($’s in millions)
Forestar Group Inc.	$1,001
Pope Resources, a Delaware Limited Partnership	404
PotlatchDeltic Corporation	2,914
Rayonier Inc.	4,237
St Joe Company	1,178
UFP Industries, Inc.	2,928
Weyerhaeuser Company	22,515
In setting actual compensation levels for our NEOs, the Compensation Committee considers various factors — each as discussed in greater detail below in this CD&A — and did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process.
Elements of 2019 Named Executive Officer Compensation Program
Our compensation program is comprised of three primary elements: base salary, annual cash incentive awards and long-term incentive (“LTI”) awards (each as more fully described below).
The following table summarizes the 2019 base salaries and threshold, target and maximum annual cash incentive and LTI award opportunities established by the Compensation Committee at the beginning of 2019 for each of Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag.
Name	2019 Base Salary	2019 Annual Cash Incentive			2019 Long-Term Incentive
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Davis	$412,000	$123,600	$247,200	$370,800	$310,567	$621,110	$993,776
Mr. Reitz	$325,000	$81,250	$162,500	$243,750	$203,133	$406,250	$650,000
Ms. Solomon	$325,000	$48,750	$97,500	$146,250	$203,133	$406,250	$650,000
Mr. Barag	$567,352	$198,573	$397,146	$595,719	$535,475	$1,070,908	$1,713,452

The following charts demonstrate the significant portion of our NEOs’ 2019 target total direct compensation that was “at-risk,” which the Compensation Committee believes further aligns our executive officers’ interests with the interests of our stockholders and encourages longer-term value creation for our stockholders.
2019 Compensation Packages
Base Salary.   Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the annual cash incentive compensation because each NEO’s threshold, target and maximum opportunity is based on a percentage of their respective base salary. Base salaries reflect the only fixed portion of our compensation program. In 2019, the Compensation Committee approved an increase to Mr. Davis’s and Mr. Barag’s salaries of 7%, consistent with the salary change expectations across both the real estate industry and broader public marketplace. In connection with Mr. Davis’s appointment as President in April 2019, the Compensation Committee increased his base salary by another 3.7%. The Compensation Committee increased Mr. Reitz’s base salary by 26% to bring it in line with market peers. Ms. Solomon’s salary was not increased in 2019 as her salary had been set in September 2018 with the view that it would remain unchanged in 2019.
Annual Cash Incentive Bonus.   We maintain an annual cash incentive award program for the NEOs, which the Compensation Committee believes motivates and incentivizes the NEOs to achieve our short-term goals. In 2019, each of Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag participated in our annual cash incentive award program. The 2019 annual cash incentive award program had two components: a financial component, pursuant to which 70% of the annual cash incentive award opportunity was based on achievement of predetermined goals related to a specified performance metric, and an individual performance component, pursuant to which 30% of the annual cash incentive award opportunity was based on the NEO’s performance over the course of 2019.
The Compensation Committee approved a threshold, target and maximum annual cash incentive award opportunity for each of our NEOs, each of which are reflected in the table above. The threshold, target and maximum annual cash incentive award opportunities for each NEO are based on a percentage of their respective base salary. Initially, the 2019 annual cash incentive target award opportunities for Mr. Davis were not changed from 2018 (other than with respect to the impact of his base salary increase discussed above). However, in connection with his appointment as President in April 2019, the Compensation Committee increased his award opportunities to 30%, 60% and 90% of base salary for threshold, target and maximum from 25%, 50% and 75% previously in light of his increased duties and responsibility for company performance. The Compensation Committee increased Mr. Reitz’s target award opportunities to 25%, 50% and 75% from 20%, 30% and 60% in 2018 also based on its view of his increased responsibility for and impact on the Company’s overall performance. Ms. Solomon did not participate in the program in 2018 and her opportunity levels were set at 15%, 30% and 45% for 2019. The Compensation Committee did not make any changes to Mr. Barag’s opportunity levels (other than with respect to the impact of his increased base salary) from those set in 2018. The Compensation Committee determined to approve such amounts after reviewing market data related to total cash compensation and total compensation for both the

Primary Peer Group and the Supplemental Peer Group, our asset size, the overall performance of both the Company and each NEO individually and our general and administrative expenses.
	2019 Annual Cash Incentive (% of Base Salary)
Name	Threshold	Target	Maximum
Mr. Davis	30%	60%	90%
Mr. Reitz	25%	50%	75%
Ms. Solomon	15%	30%	45%
Mr. Barag	35%	70%	105%
Financial Performance Component.   Seventy percent (70%) of the 2019 annual cash incentive award opportunity was based on the achievement of predetermined goals related to adjusted earnings from continuing operations before interest, taxes, depletion and amortization (“Adjusted EBITDA”) per share (45%), Harvest EBITDA per share (30%) and leverage (25%)
•
Adjusted EBITDA is an important measure of the Company’s financial performance because it is indicative of the strength of our operations and the performance of our business and our ability to meet lender requirements. Annual net land sale contribution to Adjusted EBITDA does not include land sales in excess of 2% of the average fee acreage for the year. Adjusted EBITDA is divided by our weighted average shares outstanding to determine Adjusted EBITDA per share.

•
Harvest EBITDA was selected because it is reflective of the results of our core timber operations and is viewed by investors and analysts as a critical measure of performance. Harvest is also our largest reportable segment and is closely monitored by our chief operating decision maker and our board of directors. See Note 15 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 28, 2020. Harvest EBITDA is calculated as timber sales and other related revenues less contract logging and hauling expenses, forestry management expenses, land rent expense, other operating expenses, adding back stock compensation expense and certain other cash and non-cash expenses. Harvest EBITDA is divided by our weighted average shares outstanding to determine Harvest EBITDA per share.

•
Leverage, which is calculated as net debt to Adjusted EBITDA, is an important metric because it is frequently viewed by analysts and investors as an indication of our ability to repay our debt. Further, having high leverage without the ability to reduce it can increase our vulnerability to general adverse economic and industry conditions. This metric will be measured by the total debt less cash and cash equivalents as of a period end divided by Adjusted EBITDA for the trailing twelve months then ended. Adjusted EBITDA for purposes of this metric will not have a land sale limitation as with the Adjusted EBITDA performance metric.

The following table shows the threshold, target, maximum and actual performance levels for the financial component of the 2019 annual cash incentive award opportunities for our NEOs. For performance between threshold and target or target and maximum, the bonus amount is determined using straight-line interpolation. Performance at or above the maximum level results in a maximum level payout with respect to the financial performance component.
Objective Performance Metrics	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA per share(1)	45%	$1.05	$1.11	$1.22	$1.13
Harvest EBITDA per share(2)	30%	$0.67	$0.71	$0.77	$0.69
Leverage(3)	25%	8.70x	8.20x	7.70x	7.86x

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA” on pages 44-45 of our annual report on Form 10-K filed with the SEC on February 28, 2020 for the definition and information regarding why we present Adjusted EBITDA and for a reconciliation of this non-GAAP financial measure to net loss.

(2)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment EBITDA” on pages 45-46 of our annual report on Form 10-K filed with the SEC on February 28, 2020 as well as Note 15 to our consolidated financial statements included therein.

(3)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Capital Activities” on pages 35-36 of our annual report on Form 10-K filed with the SEC on February 28, 2020 for the definition and information regarding why we present net debt to Adjusted EBITDA.

Based on the Company’s achievement of the predetermined financial performance goals during 2019, each NEO achieved 105% of the target financial performance component of his or her 2019 annual cash incentive award opportunity, as set forth below.
	2019 Annual Cash Incentive Awards — Financial Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$86,520	$173,040	$259,560	$181,778
Mr. Reitz	$56,875	$113,750	$170,625	$119,494
Ms. Solomon	$34,125	$68,250	$102,375	$71,697
Mr. Barag	$139,001	$278,002	$417,003	$292,041
Individual Performance Component.   As discussed above, the annual cash incentive award opportunity for each of our NEOs was based thirty percent (30%) on an assessment of individual performance. The Compensation Committee reviews the performance of our CEO, and our CEO presents to the Compensation Committee individual performance assessments of the other NEOs and recommends for approval the individual performance result.
The Compensation Committee determined that, based on its subjective assessment of each NEO’s performance, Messrs. Davis and Reitz and Ms. Solomon each achieved the maximum performance level of the individual component of their 2019 annual cash incentive award opportunity, as set forth below. In making this determination, the Compensation Committee considered the executive’s contribution to the Company’s 2019 performance summarized in the 2019 Company Performance Highlights above and, in particular:
•
For Mr. Davis, his contributions with respect to the Capital Allocation and Stockholder Value Creation accomplishments summarized in the 2019 Company Performance Highlights above, his increased leadership of the organization in connection with his appointment as President and his critical role in enhancing communications with employees, the board of directors and the investment community;

•
For Mr. Reitz, his contributions with respect to the management of our timberlands and the Operational accomplishments summarized in the 2019 Company Performance Highlights above; and

•
For Ms. Solomon, her contributions with respect to enhancing the Company’s ESG program, facilitating communications with and the functioning of the Company’s board of directors, as well as the board of directors of Triple T and managing compliance with the joint venture’s requirements.

Mr. Barag’s individual performance component was awarded at target pursuant to his separation agreement with the Company, which is discussed below under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
	2019 Annual Cash Incentive Awards — Individual Performance Component
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$37,080	$74,160	$111,240	$111,240
Mr. Reitz	$24,375	$48,750	$73,125	$73,125
Ms. Solomon	$14,625	$29,250	$43,875	$43,875
Mr. Barag	$59,572	$119,144	$178,716	$119,144

2019 Annual Incentive Award Payouts.   Based on the results discussed above, Messrs. Davis, Reitz and Ms. Solomon earned 79% of their maximum annual cash incentive award opportunity for 2019 and Mr. Barag earned 69% of such award for 2019, as reflected in the table below.
	2019 Annual Cash Incentive Awards — Totals
Name	Threshold	Target	Maximum	Actual
Mr. Davis	$123,600	$247,200	$370,800	$293,018
Mr. Reitz	$81,250	$162,500	$243,750	$192,619
Ms. Solomon	$48,750	$97,500	$146,250	$115,572
Mr. Barag	$198,573	$397,146	$595,719	$411,185
Equity Incentive Awards
Annual LTI Awards.   We provide a substantial portion of each of our NEOs’ total annual compensation opportunity in the form of equity-based awards. Stock ownership is the simplest, most direct way to align our NEOs’ interests with those of our stockholders. The vesting and other design features of these awards, together with our stock ownership guidelines, encourage long-term stock ownership by our NEOs to further motivate them to create long-term stockholder value.
Award	Design Features	Purpose
Performance-based LTI awards	Earned based on continued employment and the achievement of specified targets related to relative TSR compared to customized peer groups (70%) and compared to the Russell 3000 index (30%)	• Focus and incentivize our executives on achievement of total stockholder return
	50% of the earned awards vest on the date the Compensation Committee certifies performance achievement and 50% vest on the first anniversary thereof	• Retention • Aligns interests with those of our stockholders
Time-based LTI awards	Vest over a defined period of time, subject to the executive’s continued employment	• Retention • Aligns interests with those of our stockholders

The Compensation Committee designated a threshold, target and maximum value for each of Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag with respect to their 2019 LTI award opportunity, as summarized in the table on page 25 of this CD&A. The Compensation Committee determined the threshold, target and maximum values for each of Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag based on its consideration of market data related to total compensation and equity compensation, our asset size, information from FPL regarding market practices of our peers, and general and administrative expenses.
The Compensation Committee determined that, commencing with LTI awards comprising a part of the 2017 compensation program, our NEOs would have an opportunity to elect to receive their LTI awards in either shares of restricted stock or in the form of equity interests in our operating partnership, CatchMark Timber Operating Partnership, L.P. (“CatchMark Timber OP”), which we refer to as “LTIP units.”
LTIP units are a separate class of units of limited partnership interest in CatchMark Timber OP, which are intended to qualify as “profits interests” for federal income tax purposes. Subject to certain conditions, including vesting, LTIP units are convertible by the holder into CatchMark Timber OP’s common units. The LTIP units initially do not have full parity, on a per unit basis, with CatchMark Timber OP common units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP units can over time achieve full parity with CatchMark Timber OP common units, at which time vested LTIP units will be converted into CatchMark Timber OP common units on a one-for-one basis. Vested LTIP units that have not achieved full parity with CatchMark Timber OP common units may also convert into CatchMark Timber OP common units on less than a one-for-one basis based on relative capital accounts. Regular and other non-liquidating distributions will be made by CatchMark Timber OP with respect to unvested LTIP units as provided in the applicable award agreement for such units. Limited partners holding CatchMark Timber OP common units, including those converted from LTIP units, have the option to cause CatchMark Timber OP to redeem such units after the units have been held for at least one year, but no less than two years from the grant date of the LTIP units. Unless we exercise our right to purchase common units of CatchMark Timber OP in exchange for shares of our common stock, CatchMark Timber OP would redeem such units with cash equal to the value of such shares on a one-for-one basis.
All of our NEOs elected to receive their time-based 2019 LTI awards in the form of restricted stock and their performance-based 2019 LTI awards in the form of LTIP units. The 2019 LTI Awards vest as follows:
•
The time-based 2019 LTI Awards vest in four equal installments in 2020, 2021, 2022 and 2023, subject to the executive’s continued employment with us on each vesting date.

•
The performance-based 2019 LTI Awards may be earned following the conclusion of a three-year performance period based on achievement of goals related to (i) relative total stockholder return (“TSR”) as compared to two pre-established peer groups comprised of companies within the timber industry and the lumber, paper and packaging industry (70%); and (ii) relative TSR as compared to the Russell 3000 Index (30%). 50% of the earned awards vest on the date the Compensation Committee certifies performance achievement and 50% vest on the first anniversary thereof.

The timber peer group was comprised of Pope Resources, a Delaware Limited Partnership, PotlatchDeltic Corporation, Rayonier Inc. and Weyerhaeuser Company. The broader industry group was comprised of West Fraser Timber Co. Ltd, Sonoco Products Company, International Paper Company, Packaging Corporation of America, WestRock Company, Canfor Corporation.
More information regarding the 2019 LTI awards can be found in the 2019 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2019 Fiscal Year-End table.
2017 Performance Awards
Messrs. Davis’s and Barag’s performance-based restricted stock awards for the performance period January 1, 2017 through December 31, 2019 (the “2017 Performance Awards”) could be earned based on achievement of goals related to (i) relative total stockholder return (TSR) as compared to two pre-established peer groups comprised of companies within the timber industry and the lumber, paper and packaging industry (50%); (ii) relative TSR as compared to the Russell 3000 Index (30%); and (iii) relative TSR compared to the NCREIF Timberland Index (20%), with threshold, target and maximum performance levels of 90%, 105% and 120% of the comparator. In January 2020, based on our average closing price for the 20-trading day period ended on December 31, 2019 of $11.59, the Compensation Committee certified that our TSR (16.76%) for the performance period relative to the Custom Timber Peer Group and the Russell 3000 Index fell below the threshold performance level and our TSR relative to the Broader Timber Peer Group and the NCREIF Timberland Index was at the maximum performance level. Accordingly, 35% of the 2017 Performance Awards were earned, 50% of which vested on January 29, 2020, and 50% of which will vest on January 29, 2021. For a description of the payout of Mr. Barag’s 2017 Performance Awards, see the summary of his separation agreement under “Summary of Executive Compensation — Potential Payments upon Termination of Employment or Change in Control.”
The timber peer group and the broader industry peer group for the 2017 Performance Awards were the same as those discussed above for the performance-based 2019 LTI Awards, except that Kapstone Paper and Packaging Corporation was originally included in the broader industry peer group for the 2017 Performance Awards but was subsequently acquired by WestRock in 2018. The NCREIF Timberland Index is a quarterly time series composite return measure of investment performance of a large pool of individual timberland properties acquired in the private market for investment purposes only.
Benefits and Perquisites
Our NEOs participate in our benefit plans on the same basis as all of our employees. We offer health insurance, group term life, accidental death and dismemberment insurance, and short-term and long-term disability coverage to all of our benefit-eligible employees. We also offer a 401(k) plan to our benefit-eligible employees, and provide a company match. Our company match is provided to all eligible company employees on the same basis. Our NEOs are entitled to the maximum paid vacations days per calendar year allowed under our policies. We do not offer any pension plans or nonqualified deferred compensation plans. We do not provide any perquisites to our NEOs.
Employment Agreements
In 2019, we were party to employment agreements with each of Messrs. Davis and Barag. Severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, we provided such protections for these two NEOs in their employment agreements. The Compensation Committee determined the level of severance benefits for all of our NEOs after consultation with FPL on prevalent market practices and, in general, considers these severance protections an important part of our executives’ compensation and consistent with competitive practices. The agreements contain “double-trigger” change-of-control provisions. Tax gross-ups are not provided in any of our agreements. Detailed information regarding these agreements and the benefits they provide is included under “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
Change in Control Severance Protection Plan
In 2019, in order to attract and retain talented executives and employees we adopted a Change in Control Severance Protection Plan that applies to all of our employees other than those with an employment or other agreement that provides for severance in the event of a change of control. For more information, see “Summary of Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control.”
Other Compensation and Governance Policies
Stock Ownership and Retention Guidelines
In the interest of promoting and increasing the executives’ equity ownership in us and to further align their long-term interests with those of our stockholders, we have adopted stock ownership guidelines that require executive officers to acquire and hold shares of our common stock, as follows:
Multiple of Base Salary
Chief Executive Officer	4x
Other Executive Officers	2x

The NEOs are expected to achieve their stock ownership guideline by the later of October 25, 2018, the fifth anniversary of the date we adopted the guidelines, or the fifth anniversary of their election or appointment as an executive officer, if later. Until the ownership guideline is met, or at any time the executive officer is not in compliance with the guideline, he or she must retain 100% of any shares received from us for service as an executive officer (with certain exceptions for payment of an exercise price, if applicable, and satisfaction of tax liability). Shares beneficially owned outright by the executive officer or his or her immediate family members residing in the same household and shares of restricted common stock or restricted stock units (whether or not vested) granted by us are considered owned for purposes of satisfying these guidelines. Shares subject to unexercised stock options or unearned performance shares, however, do not count toward these ownership guidelines. Mr. Davis had achieved his stock ownership guideline as Chief Financial Officer prior to his appointment as our Chief Executive Officer, and he is now making strides to achieve his new increased guideline. Each of our other NEOs is also making continued strides toward achieving his or her stock ownership guideline.
Hedging, Pledging, and Insider Trading Policy
Our insider trading policy prohibits our directors and all employees, including our executive officers, from (i) holding company securities in a margin account or otherwise pledging company securities as collateral for a loan, and (ii) engaging in hedging transactions in our securities. Our insider trading policy also prohibits our employees, officers, and directors from purchasing or selling our securities while in possession of material nonpublic information.
Review of Risk Associated with Compensation Plans
We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas and we assess whether our practices pose any actual risks. The Compensation Committee’s independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs. The Compensation Committee last undertook this review in February 2020 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.

SUMMARY OF EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information with respect to compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mr. Brian M. Davis Chief Executive Officer and President (and former Chief Financial Officer)	2019	412,000	—	621,110	293,019	19,363	1,345,492
	2018	371,500	—	400,601(5)	278,625	18,500	1,069,226
	2017	360,500	—	236,669	270,375	18,000	885,544
Mr. Todd P. Reitz(6) Chief Resources Officer and Senior Vice President	2019	325,000	—	406,250	192,619	16,800	940,669
	2018	257,500	—	40,113(5)	128,750	15,415	441,778
Ms. Lesley H. Solomon(6) General Counsel and Secretary	2019	325,000	—	406,250	115,572	16,925	863,747
	2018	98,836	75,000(7)	100,000	—	4,875	278,711
Mr. Jerry Barag Former Chief Executive Officer(8)	2019	567,352	—	1,070,908	411,185	23,965	2,073,410
	2018	530,500	—	655,421(5)	519,890	23,821	1,729,632
	2017	515,000	—	387,277	540,750	21,681	1,464,708

(1)
In accordance with SEC rules, the stock award column reflects the aggregate grant date fair value of restricted shares and LTIP units granted during the applicable year and the outperformance shares granted in 2017, in each case computed in accordance with FASB ASC 718. The grant date fair value of the time-based restricted shares granted in 2017, 2018 and 2019 was based on the closing price of our common stock on the date of grant.

(2)
The grant date fair value of the performance-based LTIP units granted in 2019 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels. The assumptions used in the Monte Carlo model to determine the fair value of the 2019 performance-based LTI awards are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 28, 2020. Assuming, instead, that the Company were to achieve the maximum performance levels, the grant date fair value of the performance-based LTIP units granted in 2019 would have been as follows: Mr. Davis, $745,333; Mr. Reitz, $487,500; Ms. Solomon, $487,500; and Mr. Barag, $1,285,079. For a description of the 2019 performance-based LTI awards, see footnote 10 to the Outstanding Equity Awards at 2019 Fiscal Year-End table later in this proxy statement.

The grant date fair value of the performance-based LTIP units, in the case of Messrs. Davis and Barag, and performance-based restricted shares, in the case of Mr. Reitz, granted in 2018 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels. The assumptions used in the Monte Carlo model to determine the fair value of the performance-based LTI awards granted in 2018 are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on February 28, 2020. Assuming, instead, that the Company were to achieve the maximum performance levels, the grant date fair value of the performance-based LTIP units and restricted shares granted in 2018 would have been as follows: Mr. Davis, $115,495 (2017 LTIP units) and $142,355 (2018 LTIP Units); Mr. Reitz, $29,164 (2018 performance-based restricted shares); and Mr. Barag, $188,990 (2017 LTIP units) and $232,855 (2018 LTIP units). For a description of the 2017 and 2018 performance-based LTI awards, see footnotes 4 and 9, respectively, to the Outstanding Equity Awards at 2019 Fiscal Year-End table later in this proxy statement.
The grant date fair value of the outperformance TSR awards granted in 2017 was determined using the Monte Carlo simulation based on assumed achievement of the target performance levels, which was the probable outcome of the performance conditions on the grant date. The assumptions used in the Monte Carlo model to determine the fair value are included in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on March 1, 2018. Assuming, instead, that the Company were to achieve the maximum performance levels, the grant date fair value of the outperformance TSR awards would have been $1,237,500 for Mr. Davis and $2,025,000 for Mr. Barag. The outperformance TSR awards expired without being earned on March 31, 2020.
The potential payouts under the performance component of the long-term equity incentive awards are performance-based and therefore are at risk. There is no guarantee that amounts relating to unearned and unvested awards will ultimately be paid to the NEO. Pursuant to SEC rules, the values are not reduced by an estimate for the probability of forfeiture.
(3)
Reflects each NEO’s annual cash incentive award. The potential payouts under the plan were performance-based and therefore were at risk. For more information, see the CD&A.

(4)
Reflects the Company’s employer matching contribution to the 401(k) plan.

(5)
As discussed in the CD&A, due to the delay in implementing the profits interest program, both 2017 LTI awards and 2018 LTI awards were granted on November 29, 2018.

(6)
Neither Mr. Reitz nor Ms. Solomon were named executive officers in 2017.

(7)
Reflects Ms. Solomon’s guaranteed bonus for 2018.

(8)
Mr. Barag retired as our Chief Executive Officer effective January 21, 2020.

Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to each of the NEOs during 2019. All awards were granted under the CatchMark Timber Trust, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”). For information regarding the vesting terms of these awards, see “Compensation Discussion and Analysis.”
2019 Grants of Plan-Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Davis	7/12/2019	123,600	247,200	370,800
					62,113	372,666	745,332		372,666
								24,647	248,444
Mr. Reitz	7/12/2019	81,250	162,500	243,750
					40,663	243,750	487,500		243,750
								16,121	162,500
Ms. Solomon	7/12/2019	48,750	97,500	146,250
					40,663	243,750	487,500		243,750
								16,121	162,500
Mr. Barag	7/12/2019	198,573	397,146	595,719
					107,112	642,545	1,285,090		642,545
								42,496	428,363

(1)
Reflects each NEO’s annual cash incentive opportunity for 2019.

(2)
Reflects performance-based LTIP Units.

(3)
Reflects time-based restricted shares.

(4)
Reflects the aggregate grant-date fair value of stock awards, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2019.
Outstanding Equity Awards at 2019 Fiscal Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Davis	4,967(2)	56,971
	17,305(3)	198,488
	15,411(4)	176,764
	14,770(5)	169,412	8,609(9)	98,743
	24,647(6)	282,701	45,866(10)	526,083
Mr. Reitz	3,482(7)	39,939
	3,014(5)	34,571	1,751(9)	20,081
	16,121(6)	184,908	29,998(10)	344,077
Ms. Solomon	6,271(8)	71,928
	16,121(6)	184,908	29,998(10)	344,077
Mr. Barag	8,160(2)	93,595
	28,317(3)	324,796
	25,218(4)	289,250
	24,162(5)	277,138	14,082(9)	161,522
	42,496(6)	487,429	79,082(10)	907,070

(1)
Based on the closing price of our common stock on December 31, 2019, the last trading day of our fiscal year ($11.47).

(2)
Reflects time-based shares of restricted common stock granted on May 5, 2016, which vested on February 18, 2020.

(3)
Reflects time-based 2017 LTI awards granted in the form of restricted shares on November 29, 2018, 50% of which vested on February 18, 2020 and the remaining 50% will vest on February 18, 2021, subject to the executive’s continued employment with us on such vesting date.

(4)
As discussed in the CD&A, 35% of the performance-based 2017 LTI awards were earned at maximum, 50% of which vested immediately upon the Compensation Committee’s certification of achievement of the performance goals on January 29, 2020, and 50% will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date. Vested LTIP units can be converted into CatchMark Timber OP common units at any time based on the relative capital accounts but will automatically convert into common units when the capital account of the vested LTIP unit is equal to the capital account of a common unit. See the description of Mr. Barag’s separation agreement later in this proxy statement for a description of the treatment of his performance-based LTI awards in connection with his retirement.

(5)
Reflects time-based 2018 LTI awards granted in the form of restricted shares on November 29, 2018, 33% of which vested on February 18, 2020 and the remaining 67% will vest in two approximately equal annual installments on February 18, 2021 and 2022, subject to the executive’s continued employment with us on each vesting date.

(6)
Reflects time-based restricted shares granted on July 12, 2019, which will vest in approximately four equal installments in July 2020, 2021, 2022 and 2023.

(7)
Reflects time-based restricted shares granted on March 21, 2017, 50% of which vested on February 2020 and the remaining 50% will vest on February 18, 2021, subject to the executive’s continued employment with us on such vesting date..

(8)
Reflects time-based restricted shares granted on September 12, 2018, 33% of which vested on February 18, 2020 and the remaining 67% will vest in two approximately equal annual installments on February 18, 2021 and 2022, subject to the executive’s continued employment with us on each vesting date.

(9)
Reflects performance-based 2018 LTI awards granted in the form of LTIP units to Messrs. Davis and Barag, and performance-based 2018 LTI awards granted in the form of restricted shares to Mr. Reitz, on November 29, 2018, which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to two pre-established peer groups (a custom timber peer group comprised of companies within the timber industry and a broader timber peer group comprised of companies in the lumber, paper and packaging industry) (50%); (ii) relative TSR as compared to the Russell 3000 Index (30%); and (iii) relative TSR compared to the NCREIF Timberland Index (20%) over a three-year performance period (from January 1, 2018 to December 31, 2020). In accordance with SEC rules and based on performance through December 31, 2019, the number of performance-based LTIP units and restricted shares reflected in the table is based on an assumed achievement at the threshold performance level for the awards based on the custom timber peer group, the Russell 3000 Index and the NCREIF Timberland Index and at the maximum performance level for awards based on the broader timber peer group. Fifty percent (50%) of LTIP units or restricted stock earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date. Vested LTIP units can be converted into CatchMark Timber OP common units at any time based on the relative capital accounts but will automatically convert into common units when the capital account of the vested LTIP unit is equal to the capital account of a common unit. See the description of Mr. Barag’s separation agreement later in this Proxy Statement for a description of the treatment of his performance-based LTI awards in connection with his separation.

(10)
Reflects performance-based 2019 LTI awards granted in the form of LTIP units to Messrs. Davis and Reitz, Ms. Solomon and Mr. Barag on July 12, 2019, which may be earned upon achievement of pre-established performance goals related to (i) relative TSR as compared to two pre-established peer groups comprised of companies within the timber industry and the lumber, paper and packaging industry (70%); and (ii) relative TSR as compared to the Russell 3000 Index (30%) over a three-year performance period (from January 1, 2019 to December 31, 2021). In accordance with SEC rules and based on performance through December 31, 2019, the number of performance-based LTIP units reflected in the table is based on an assumed achievement at the maximum performance level. Fifty percent (50%) of LTIP units or restricted stock earned vest immediately upon the Compensation Committee’s certification of achievement of the performance goals and fifty percent (50%) will vest on the first anniversary of such certification date, subject to the executive’s continued employment with us on each vesting date. Vested LTIP units can be converted into CatchMark Timber OP common units at any time based on the relative capital accounts but will automatically convert into common units when the capital account of the vested LTIP unit is equal to the capital account of a common unit. See the description of Mr. Barag’s separation agreement later in this Proxy Statement for a description of the treatment of his performance-based LTI awards in connection with his separation.

Options Exercised and Stock Vested
The following table presents information concerning the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2019.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Davis	15,970	$140,089
Mr. Reitz	1,740	$17,104
Ms. Solomon	2,090	$20,545
Mr. Barag	26,239	$240,011
Equity Compensation Plan Information
The following table gives information as of December 31, 2019 about the common stock that may be issued under our equity compensation plans.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(2)
Equity Compensation Plans Approved by Stockholders(3)	424,325(4)	N/A	913,102
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total			913,102

(1)
Does not include LTIP Units that convert to shares of common stock for no consideration.

(2)
All of such shares may be issued as full-value awards.

(3)
2017 Incentive Plan.

(4)
Reflects LTIP units outstanding. The number of shares issuable upon conversion of performance awards is calculated based on maximum payout levels until the performance period closes and the award settles.

Potential Payments Upon Termination of Employment or Change in Control
Messrs. Davis and Barag
During 2019, we were party to an employment agreement with each of Messrs. Davis and Barag. The original term of the agreements commenced on October 25, 2013 and terminated on December 31, 2017. Each agreement automatically renewed for an additional one-year term expiring on December 31, 2018 and each agreement was amended in December 2018 and December 2019 to extend the term for an additional year to December 31, 2019 and December 31, 2020, respectively. Pursuant to the employment agreements, we provide or pay for health benefits for each of the executives, and the executives are entitled to participate in all incentive, savings and retirement plans and programs available to senior executives of our company.
The employment agreements provide for certain severance benefits if the executive’s employment is terminated by us without cause or if the executive resigns for good reason, as follows:
•
severance equal to two times his then-current base salary, payable in installments over a 24-month period, or, if the termination occurs during the period commencing 90 days prior to a change in control and concluding on the one-year anniversary of a change in control, severance equal to three times his then-current base salary, payable in a single lump sum;

•
monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that our obligation to provide this benefit will end if the executive becomes employed by another employer that provides him with group health benefits; and
•
accelerated vesting of all of the executive’s outstanding equity awards that vest based on continuous service with us.

In order to receive the severance benefits, the executive must sign and not revoke a release of claims and comply with the restrictive covenants in his employment agreement. Each of the employment agreements contains non-competition, employee non-solicitation and customer non-solicitation covenants that apply during the executive’s employment and for two years after termination of executive’s employment during the term of the employment agreement, as well as covenants regarding confidentiality and ownership of property.
The employment agreements do not provide for any severance benefits in the event of the executive’s termination (i) by us for cause, (ii) by the executive without good reason, or (iii) by reason of his death or disability except that, in the event of the executive’s death or disability, his outstanding equity awards that vest based on continuous service with us will become fully-vested. In addition, the employment agreements provide that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Code, the payments will be limited to the maximum amount that could be paid without triggering the excise tax.
As described above, Mr. Barag retired as of January 21, 2020. In connection with his retirement, his employment agreement expired, except for the restrictive covenants, which survive the expiration of the employment agreement. The material terms of Mr. Barag’s separation agreement are summarized below.
Mr. Reitz and Ms. Solomon
Neither Mr. Reitz nor Ms. Solomon have an employment agreement with us.
We have adopted a Change in Control Severance Protection Plan that applies to all company employees. Pursuant to the terms of the plan, in the event of a change in control, in connection with termination without cause or termination for good reason, during a period beginning three month prior to closing the change in control transaction and ending 12 months thereafter, each of Mr. Reitz and Ms. Solomon would be entitled to an amount equal to 1.5 times the sum of their base salary and their average annual performance bonus for the past three years.
Mr. Barag’s Separation Agreement
Mr. Barag’s separation agreement provides for a severance payment equal to two times the sum of his annual base salary plus his target bonus for 2019, or $1,928,996, which amount will be paid in equal monthly installments over a 24-month period. He also was entitled to receive his 2019 annual bonus in an amount equal to no less than his target award of $397,146, payable in accordance with the Company’s annual cash incentive award program and at the same time that annual bonuses were paid to the Company’s other named executive officers. In addition, his 103,135 shares of time-based restricted stock awards that were outstanding at the time of his separation became immediately vested and the Company repurchased such shares, net of shares withheld to cover taxes, at a per share price equal to the average closing price of the common stock for the five-day trading period ended prior to January 21, 2020, or $11.05. Mr. Barag’s 215,181 performance-based LTIP units were treated as if the performance period for such awards ended on January 21, 2020, with the portion of such awards that was earned determined based on actual achievement of the applicable performance metrics through such date. Mr. Barag was entitled to receive a pro rata portion of such earned awards, based on the number of full months served during the performance period divided by 36, resulting in 57,998 performance-based LTIP units being earned, which awards were immediately vested and otherwise remain subject to the terms and conditions of the applicable documents governing the LTIP units. Mr. Barag was also entitled to receive payments pursuant to his distribution equivalent awards with respect to his shares of restricted stock that became vested and with respect to his performance-based LTIP units to the extent earned.
Under the separation agreement, Mr. Barag agreed to provide the Company consulting services for 90 days. The separation agreement also provides for a general release by Mr. Barag of all claims and potential claims, customary mutual non-disparagement provisions, and that the restrictive covenants under Mr. Barag’s employment agreement remain in full force and effect.
Summary of Potential Termination Payments and Benefits
The following table summarizes the value of the termination payments and benefits that each of our NEOs would receive if a change in control had occurred on December 31, 2019 and/or if the executive had terminated employment on December 31, 2019 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.
Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason not in connection with a Change in Control ($)	Death or Disability ($)	Termination without Cause or Resignation for Good Reason in connection with a Change in Control ($)	Change in Control (without a termination of employment) ($)
Mr. Davis
Cash Severance	—	824,000	—	1,236,000	—
Health Benefits(1)	—	35,864	—	35,864	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	56,971	707,573	707,573	707,573
Value of Unvested Performance-Based Awards(3)(4)(5)	—	417,954	417,954	801,590	801,590
Total		1,334,789	1,125,527	2,781,027	1,509,163
Mr. Reitz
Cash Severance	—	—	—	698,185	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	259,417	259,417	259,417
Value of Unvested Performance-Based Awards(3)(4)(5)	—	128,080	128,080	364,158	364,158
Total		128,080	387,497	1,321,760	623,575
Ms. Solomon
Cash Severance	—	—	—	660,857	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	—	256,836	256,836	256,836
Value of Unvested Performance-Based Awards(3)(4)(5)	—	114,692	114,692	344,077	344,077
Total		114,692	371,529	1,261,771	600,913
Mr. Barag
Cash Severance	—	1,134,704	—	1,702,056	—
Health Benefits(1)	—	22,875	—	22,875	—
Value of Unvested Time-Based Restricted Share Awards(2)	—	93,595	1,182,958	1,182,958	1,182,958
Value of Unvested Performance-Based Awards(3)(4)(5)	—	699,289	699,289	1,357,843	1,357,843
Total		1,950,462	1,882,247	4,265,732	2,540,802

(1)
Represents Company-paid COBRA for medical and dental coverage based on COBRA 2019 rates.

(2)
Represents the value of unvested time-based restricted shares of common stock that vest in full upon the designated event based upon the closing price of our common stock on the NYSE on December 31, 2019, the last trading day in our 2019 fiscal year of $11.47, as follows: (i) the 2016 time-based LTI awards will become fully vested (A) if the executive’s employment terminates by reason of his death or disability, (B) if the Company terminates his employment without cause, (C) if the executive resigns for good reason, or (D) upon a change in control; and (ii) the 2017, 2018 and 2019 time-based LTI awards will become fully vested (A) if the executive’s employment terminates by reason of his death or disability; (B) upon a change in control if the awards are not assumed by the surviving company in the change in control, or (C) if such awards are assumed by the surviving company, then upon the executive’s termination without cause or resignation for good reason within two years following such change in control. For purposes of this table, we have assumed that the 2017, 2018 and 2019 time-based awards were not assumed by the surviving company in the change in control.

(3)
Represents the value of unvested performance-based awards that vest upon the designated event based upon the closing price of our common stock on the NYSE on December 31, 2019, the last trading day in our 2019 fiscal year, of $11.47, with the number of shares vesting calculated based on total share return calculated as of December 31, 2019. Outperformance TSR awards are not reflected in this table because, as of December 31, 2019, they did not have any value and such awards expired without being earned on March 31, 2020.

(4)
Upon the executive’s termination of employment by reason of his or her death or disability, or by the Company without “cause” or by the executive for “good reason” (a “qualifying termination”) prior to the date that the Compensation Committee determines whether the performance objectives have been met (the “determination date”), the 2017 LTI awards, 2018 LTI awards, 2019 LTI awards will remain outstanding and eligible to vest pro rata following the conclusion of the performance period based on actual performance. Upon the executive’s termination of employment by reason of qualifying termination on or after the determination date, such awards will become immediately vested. For purposes of this table and based on performance through December 31, 2019, the value reflected in the table assumes (i) achievement of the relevant performance goals at the actual level of performance, in the case of 2017 LTI awards, (ii) achievement of the relevant performance goals at the threshold level of performance for awards based on the custom timber peer group, the Russell 3000 Index and the NCREIF Timberland Index and at the maximum performance level for awards based on the broader timber peer group, in the case of 2018 LTI awards and (iii) achievement of the relevant performance goals at the maximum level of performance, in the case of 2019 LTI awards, and in each case the payouts were prorated based upon the executive’s completion of the entire performance period (through December 31, 2019), with respect to the 2017 LTI awards, two-thirds of the performance period (through December 31, 2019) with respect to the 2018 LTI awards and one-third of the performance period (through December 31, 2019), with respect to the 2019 LTI awards.

(5)
In the event of a change in control (as defined in the 2017 Incentive Plan), the performance period for the 2017 LTI awards, 2018 LTI awards and the 2019 LTI awards will end on the effective date of the change in control, and the Compensation Committee will determine the number of awards earned based on actual performance as of such date. If the earned awards are not assumed by the surviving company in the change in control, 100% of such earned award will become fully-vested on the effective date of the change in control. If the earned awards are assumed, then 100% of such earned awards will become fully-vested if the executive is terminated without cause or the executive resigns for good reason within two years of such change in control. For purposes of this table and based on performance through December 31, 2019, the value reflected in the table assumes that the earned awards are not assumed by the surviving company and, therefore, fully-vested and cancelled and, for purposes of determining performance, assumes (i) achievement of the relevant performance goals as of the change in control date at the actual level of performance, in the case of the 2017 LTI awards, (ii) achievement of the relevant performance goals at the threshold level of performance for awards based on the custom timber peer group, the Russell 3000 Index and the NCREIF Timberland Index and at the maximum performance level for awards based on the broader timber peer group, in the case of 2018 LTI awards and (iii) achievement of the relevant performance goals at the maximum level of performance, in the case of 2019 LTI awards.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jerry Barag, our CEO as of December 31, 2019. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
Although we identified the median employee and disclosed our process for selecting the median employee in last year’s proxy statement, we have determined a new median employee for 2019 and included a description of our selection process again in this proxy statement.
For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $204,090, and the annual total compensation of our CEO as of December 31, 2019, as reported in the Summary Compensation Table included in this Proxy Statement, was $2,073,410. Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 10.2 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
•
We selected December 31, 2019 as the date upon which we would identify the “median employee.” As of December 31, 2019, we had 26 employees working for us and our consolidated subsidiaries.

•
To determine our “median employee” from our employee population, we used “annual total compensation,” calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•
We determined that the “median employee” was a full-time, salaried employee located in the United States, with total compensation for the 12-month period ending December 31, 2019 in the amount of $204,090.

•
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $204,090.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2018 Summary Compensation Table included in this Proxy Statement.

PROPOSAL NO. 2:   ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Each year we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic corporate goals, individual goals, and the realization of increased stockholder value.
We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and the other related tables and narrative discussion.
Although the say-on-pay vote is advisory, and therefore not binding on us, our board of directors and the Compensation Committee value the opinions of our stockholders. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.
Vote Required
Under our bylaws, approval of the proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for this proposal and therefore will have no effect on the outcome of the proposal.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the approval, on an advisory basis, of our named executive officer compensation, as disclosed in this proxy statement in accordance with the rules of the SEC.

PROPOSAL NO. 3:   ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Act requires that we provide our stockholders with the opportunity to indicate, on an advisory, non-binding basis, how frequently we should seek an advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation every one, two, or three years, or they may abstain from such advisory vote.
Our board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our board of directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for our company, and we look forward to hearing from our stockholders on this proposal.
Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, every year, every two years, or every three years, or you may abstain from voting on this proposal.
Vote Required
The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This vote is advisory and not binding on our board of directors or our company in any way. However, our board of directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote to approve executive compensation as it deems appropriate.
Recommendation
Our board of directors unanimously recommends that stockholders vote in favor of every “ONE YEAR” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
The primary responsibilities of the Audit Committee, as set forth in its charter, are:
•
to assist the board of directors in overseeing:

•
the integrity of the Company’s financial statements;

•
the Company’s compliance with legal and regulatory requirements, including overseeing the Company’s legal compliance and ethics programs;

•
the independent auditors’ qualifications and independence; and

•
the performance of the Company’s internal audit function and independent auditors; and

•
to prepare a report of the Audit Committee which is to be included in the Company’s annual proxy statement filed with the SEC.

Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal control over financial reporting. The independent auditors are responsible for auditing those financial statements and our internal control over financial reporting and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and on the effectiveness of our internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
The Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent auditors (“Deloitte”), to review and discuss the Company’s 2019 audited financial statements and the Company’s internal control over financial reporting. The Audit Committee discussed with management and Deloitte the critical accounting policies applied by the Company in the preparation of its financial statements, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.
The Audit Committee also met with Deloitte and the Company’s internal auditor, in each case with and without other members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control, and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed the Company’s internal audit plan and the performance, responsibilities and budget of our internal auditor. The Audit Committee met with members of management to discuss the Company’s legal compliance and ethics programs. The Audit Committee also oversaw compliance with and procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including the confidential and anonymous submissions of these complaints.
Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also considered whether Deloitte’s provision of non-audit services to the Company was compatible with the independence of the independent auditors. The Audit Committee has established a policy, discussed below, requiring the pre-approval of all audit and non-audit services provided to us by Deloitte. The Audit Committee reviewed and pre-approved all fees paid to Deloitte as described below.

Based on the review and the discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
The Audit Committee of the Board of Directors:
Mary E. McBride, Chair
Donald S. Moss
Willis J. Potts, Jr.
Douglas D. Rubenstein

PRINCIPAL AUDITOR FEES
The Audit Committee reviewed the audit and non-audit services performed by Deloitte in 2019, as well as the fees charged by Deloitte and its affiliate Deloitte Tax LLP for such services. The aggregate fees billed to us by Deloitte, Deloitte UK and Deloitte Tax LLP for professional accounting services, including the audit of our annual financial statements, for the years ended December 31, 2019 and 2018 are set forth in the table below.
	2019	2018
Audit fees	$511,000	$504,500
Audit-related fees	—	321,702
Tax fees	120,492	128,250
All other fees	—	—
Total	$631,492	$954,452
For purposes of the preceding table, the professional fees of Deloitte, Deloitte UK and Deloitte Tax LLP are classified as follows:
•
Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•
Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. The Tax fees reflected in the table above include tax consulting fees of $35,000 for 2019 and $30,000 for 2018.

•
All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

PREAPPROVAL POLICIES
The Audit Committee’s charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors as well as all permitted non-audit services, including the fees and terms thereof, in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee are submitted to management and must include a detailed description of the services to be rendered. Management determines whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee is informed on a timely basis of any such services rendered by the independent auditors.
Requests or applications to provide services that require specific preapproval by the Audit Committee are submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the

SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte and Deloitte Tax LLP for the year ended December 31, 2019 were preapproved in accordance with the policies and procedures described above. Deloitte UK did not provide us any services during the year ended December 31, 2019.

PROPOSAL NO. 4:   RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
The Audit Committee of our board of directors is responsible for appointing the independent auditors, understanding the terms of the audit engagement, negotiating the fees for the audit engagement and approving the terms of the audit engagement. The Audit Committee has appointed Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2020 and to attest to the effectiveness of our internal control over financial reporting for 2020. During the fiscal year ended December 31, 2019, Deloitte served as our independent auditor, and Deloitte Tax LLP provided certain domestic tax and other services. Deloitte has served as our independent auditor since our formation in 2005.
In connection with Deloitte’s engagement for 2020, the Audit Committee discussed with Deloitte the terms of the audit engagement, the overall scope and plan for the audit, and the other matters required to be discussed by the PCAOB’s auditing standards. The Audit Committee had the opportunity to ask Deloitte questions relating to such matters. As in prior years, the Audit Committee, along with management and our internal auditor, reviewed Deloitte’s 2019 performance as part of its consideration of whether to appoint Deloitte as our independent auditors for 2020 and to recommend to the board that stockholders ratify this appointment. As part of this review, the Audit Committee considered the continued independence, objectivity and professional skepticism of Deloitte. The Audit Committee also considered, among other things, the length of time that Deloitte has served as our independent auditors, the nature and scope of our business, Deloitte’s industry expertise, external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff, the appropriateness of Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing our independent auditors.
The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit our financial statements and internal controls, as well as the efficiencies to us resulting from Deloitte’s long-standing and deep understanding of our business. The Audit Committee also considered the policies that Deloitte follows with respect to rotation of its key audit personnel so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules. Additionally, the Audit Committee considered Deloitte’s focus on independence, their quality control policies, the quality and efficiency of the work performed, and the quality of discussions and feedback sessions.
Based on the results of its review, the Audit Committee concluded that Deloitte is independent and qualified and that it is in the best interests of us and our stockholders to appoint Deloitte to serve as our independent auditors for 2020. We are asking our stockholders to ratify the selection of Deloitte as our independent auditors for the fiscal year ending December 31, 2020.
Deloitte representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte representatives will be available to respond to appropriate questions posed by any stockholder.
Although ratification of the selection of Deloitte is not required by our charter or bylaws or otherwise, our board of directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Vote Required
Under our bylaws, approval of the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of the vote. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, the ratification of the appointment of Deloitte as our independent auditors because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.
Recommendation
Our board of directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020.

STOCK OWNERSHIP
The following table sets forth information as of April 8, 2020, regarding the number and percentage of shares of common stock beneficially owned by: (1) any person known to us to be the beneficial owner of more than 5% of our outstanding shares; (2) each director and director nominee; (3) each named executive officer; and (4) all directors and executive officers as a group.
	Common Stock
Names of Beneficial Owners(1)	Shares	%
5% Stockholders:
The Vanguard Group(2)	5,157,177	10.6%
BlackRock, Inc.(3)	3,972,310	8.1%
Renaissance Technologies LLC(4)	3,582,372	7.3%
Pictet Asset Management SA(5)	3,014,189	6.2%
Directors and Named Executive Officers:
Brian M. Davis	156,748	*
Todd P. Reitz	43,626	*
Lesley H. Solomon	37,859	*
Tim E. Bentsen	—	*
James M. DeCosmo	—	*
Paul S. Fisher	27,766	*
Mary E. McBride	5,195	*
Donald S. Moss	63,923	*
Willis J. Potts, Jr.	40,986	*
Douglas D. Rubenstein	30,837	*
Jerry Barag(6)	111,854	*
All directors and executive officers as a group (11 persons)(7)	463,696	*%

*
Less than 1%.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The amount shown and the following information are derived from a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 12, 2020 in which The Vanguard Group reported that as of December 31, 2019 it had sole voting power over 47,374 shares, shared voting power over 41,647 shares, sole dispositive power over 5,074,560 shares and shared dispositive power over 82,617 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The amount shown and the following information are derived from the Schedule 13G/A (Amendment No. 4) filed with the SEC on February 5, 2020 in which BlackRock, Inc. reported that as of December 31, 2019 it had sole voting power over 3,833,750 shares and sole dispositive power over 3,972,310 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
The amount shown and the following information are derived from the Schedule 13G/A filed with the SEC on February 13, 2020 in which Renaissance Technologies LLC reported that as of December 31, 2019 it had sole voting and dispositive power over 3,582,372 shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022.

(5)
The amount shown and the following information are derived from the Schedule 13G filed with the SEC on January 29, 2020 in which Pictet Asset Management SA reported that as of December 31, 2019 it had sole voting and dispositive power over 3,014,189 shares. The address for Pictet Asset Management SA is 60 Route des Acacias, 1211 Geneva 73, Switzerland.

(6)
Mr. Barag retired as our Chief Executive Officer and as a director on January 21, 2020.

(7)
Includes all of our directors and executive officers as of the date of this proxy statement. The address for our directors and executive officers is 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328.

VOTING, MEETING AND GENERAL INFORMATION
Below is information about voting and the annual meeting. To make this information easier to understand, we have presented this information in a question-and-answer format.
Q:
Why did you provide this proxy statement to me?

A:
We are providing this proxy statement to you because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under SEC rules to assist you in voting.

Q:
What matters may I vote on at the annual meeting?

A:
At the annual meeting, you may vote on the following proposals:

•
to elect the six nominees named in this proxy statement to serve on our board of directors;

•
to approve, on an advisory basis, the compensation of our named executive officers;

•
to approve, on an advisory basis, the frequency of the advisory vote to approve the compensation of our named executive officers;

•
to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020; and

•
any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

Q:
What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or submit your proxy by phone or online, you are giving your permission to vote your shares of common stock at the annual meeting. The individuals who will be authorized to vote your shares of common stock at the annual meeting are Brian M. Davis, our Chief Executive Officer and President and Ursula Godoy-Arbelaez, our Chief Financial Officer, Senior Vice President and Treasurer.

Q:
How will the proxies vote my shares?

A:
The proxies will vote your shares of common stock as you instruct, unless you return the proxy card and give no instructions. In this case, they will vote in accordance with the recommendations of our board of directors as follows:

•
FOR the election of the six nominees named in this proxy statement to serve on our board of directors;

•
FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•
FOR the approval, on an advisory basis, of an advisory vote every ONE YEAR to approve the compensation of our named executive officers; and

•
FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020.

With respect to any other proposals to be voted on, the proxies will vote in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in the discretion of Mr. Davis and Ms. Godoy-Arbelaez. They will not vote your shares of common stock if you do not submit your proxy by phone or online or by returning a signed and dated proxy card to us. This is why it is important for you to vote by proxy as soon as possible, whether or not you plan on attending the annual meeting in person.
Q:
Who is entitled to vote?

A:
Anyone who owned shares of our common stock at the close of business on April 8, 2020, the record date, is entitled to vote at the annual meeting.

Q:
When is the annual meeting and where will it be held?

A:
The annual meeting will be held on Thursday, June 24, 2020, at 10:00 a.m., local time, at the Westin Atlanta Perimeter North, 7 Concourse Parkway N.E., Atlanta, Georgia 30328. As part of our precautions regarding the COVID-19 pandemic, we are planning for the possibility that stockholder attendance at the annual meeting may not be permitted by local, state or federal law or may not be in the best interest of our employees, stockholders and community. If stockholder attendance is not permitted or if we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will arrange for stockholders to have access to the annual meeting via live webcast or conference call. If we take this step, we will announce the decision to do so by June 14, 2020, via a press release and post details on our website that will also be filed with the SEC as proxy material.

Q:
Who can attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you are a holder of record or a beneficial owner of shares of our common stock as of the record date or you hold a valid proxy for the annual meeting. If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the annual meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You also should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

Q:
How many shares of common stock can vote?

A:
As of the close of business on April 8, 2020, there were 48,746,806 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each whole share of common stock held.

Q:
What is a “quorum”?

A:
A “quorum” must be present in order for the annual meeting to be a duly held meeting at which business can be conducted. A quorum consists of the presence in person or by proxy of stockholders holding a majority of all the votes entitled to be cast at the annual meeting. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Abstentions and broker non-votes will be counted to determine whether a quorum is present. If you submit a properly executed proxy card, then you will be considered part of the quorum.

Q:
How do I vote?

A:
You may vote your shares of common stock either in person or by proxy. Whether you plan to attend the annual meeting and vote in person or not, we urge you to have your proxy vote recorded in advance of the annual meeting. Stockholders have the following three options for submitting their votes by proxy: (1) online; (2) by phone; or (3) by mail, using the enclosed proxy card (if you received a paper copy of the proxy materials). If you have internet access, we encourage you to vote by proxy online because it is convenient and it saves us significant postage and processing costs, which benefits you as a stockholder. In addition, when you vote by proxy online or by phone prior to the annual meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and therefore not be counted. For further instructions on voting by proxy, see the enclosed proxy card accompanying this proxy statement. If you attend the annual meeting, you also may submit your vote in person and any previous proxy votes that you submitted, whether online, by phone or by mail, will be superseded by the vote you cast at the annual meeting.

Q:
What if I vote by proxy and then change my mind?

A:
You have the right to revoke your proxy at any time before the annual meeting by:

1.
notifying our Secretary;

2.
attending the annual meeting and voting in person;

3.
returning another properly executed proxy card dated after your first proxy card if we receive it before the annual meeting date; or

4.
recasting your proxy vote online or by phone.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.
Q:
Will my vote make a difference?

A:
Yes. In particular, your vote could affect the composition of our board of directors. More generally, your presence by proxy or in person is needed to ensure that we have a quorum and can act on each of the proposals presented. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
How does the board of directors recommend I vote on the proposals?

A:
The board of directors recommends a vote:

•
FOR the election of the six nominees named in this proxy statement to serve on our board of directors;

•
FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•
FOR the approval, on an advisory basis, of an advisory vote every ONE YEAR to approve the compensation of our named executive officers; and

•
FOR the proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020.

Q:
What are the voting requirements to elect the board of directors?

A:
The affirmative vote of a majority of the total votes cast for and against a nominee at a meeting of stockholders duly called and at which a quorum is present is required for the election of our directors. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the election of the directors. Please see “Proposal No. 1: Election of Directors.”

Q:
What is the voting requirement to approve, on an advisory basis, the compensation of our named executive officers?

A:
The affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the outcome of this proposal. The vote is advisory, and therefore not binding on us, our board of directors or the Compensation Committee of our board of directors. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate. Please see “Proposal No. 2: Advisory Vote to Approve Named Executive Officer Compensation.”

Q:
What is the voting requirement to approve, on an advisory basis, the frequency of the advisory votes to approve the compensation of our named executive officers?

A:
The affirmative vote of a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve, on an advisory basis, the frequency of the advisory votes to approve the compensation of our named executive officers. This means that the option (every one, two or three years) receiving the highest number of votes cast by stockholders will be considered the frequency that has been selected by the stockholders. Abstentions and broker non-votes do not count as votes cast for this proposal and therefore will not have any effect on the outcome of this proposal. The vote is advisory, and therefore not binding on us, our board of directors or the Compensation Committee of our board of directors. The Compensation Committee, however, will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory votes to approve our executive compensation as it deems appropriate. Please see “Proposal No. 3: Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation.”
Q:
What are the voting requirements to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020?

A:
The proposal to ratify the appointment of Deloitte as our independent auditors for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present. Abstentions will not be counted as votes cast and will have no effect on the outcome of this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote on this proposal in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection of Deloitte is ratified, the Audit Committee of our board of directors in its discretion may direct the appointment of a different firm at any time during the year if it determines that such a change would be in our best interests. Please see “Proposal No. 4: Ratification of Appointment of Independent Auditors.”

Q:
How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your signed proxy card or proxy submitted by phone or online gives authority to Mr. Davis and Ms. Godoy-Arbelaez, and each of them, to vote on such matters in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in their discretion.

Q:
Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. In addition, within four business days following the annual meeting, we intend to file the final voting results with the SEC on Form 8-K. If the final voting results have not been certified within that four-business day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified.

Q:
When are stockholder proposals for the 2021 annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2021 annual meeting of stockholders may do so by following the procedures prescribed in Article II, Section 11 of our bylaws and in Rule 14a-8 of the Exchange Act. To be eligible for presentation to and action by the stockholders at the 2021 annual meeting, director nominations and other stockholder proposals must be received by our Secretary at our executive offices no earlier than November 25, 2020 and no later than 5:00 pm, ET, on December 25, 2020. To be eligible for inclusion in our proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Secretary at our executive offices by December 25, 2020. However, if we hold the 2021 annual meeting before May 25, 2021 or after July 24, 2021, stockholders must submit proposals for inclusion in our 2021 proxy statement within a reasonable time before we begin to print our proxy materials.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of soliciting these proxies. We have retained Georgeson Inc., a Delaware corporation operating under the name Computershare Fund Services (“Computershare”), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay Computershare fees of approximately $12,500 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, which include review of certain proxy materials, dissemination of brokers’ search cards, distribution of notices of Internet availability of proxy materials, distribution of proxy materials, operating online and phone voting systems, and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and directors may also solicit proxies, but they will not be specifically compensated for these services.
Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing a Notice Regarding Availability of Proxy Materials on or about April 24, 2020 and mailing or providing access to these proxy solicitation materials, our directors and employees, as well as Computershare and any other third-party proxy service companies we retain, also may solicit proxies in person, over the Internet, by phone or by any other means of communication we deem appropriate.

Q:
If I share my residence with another stockholder, how many copies of the annual report and proxy statement should I receive?

A:
In accordance with SEC rules, we are sending only a single set of the annual report and proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us reduce costs, which benefits you as a stockholder. Each stockholder will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year but you would prefer to receive your own copy, you may direct requests for a separate copy to the following address: CatchMark Timber Trust, Inc., c/o Computershare Inc., Computershare Fund Services, 2950 Expressway Drive South — Suite 210, Islandia, NY 11749, or call us at 1-866-956-7277. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

Q:
What if I consent to have one set of materials mailed now but change my mind later?

A:
You may withdraw your householding consent at any time by contacting Computershare at the address and phone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.

Q:
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

A:
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Computershare at 1-855-862-0044.

Q:
If I plan to attend the annual meeting in person, should I notify anyone?

A:
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card or when you submit your proxy by phone or online, which will enable us to determine the number of stockholders attending the meeting and to provide a suitable meeting room for the attendees.

Q:
Where can I find more information?

A:
You may access, read and print copies of the proxy materials for the annual meeting, including this proxy statement, form of proxy card and annual report to stockholders, at the following website: www.catchmark.com/proxy.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on its website at www.sec.gov.

Your Proxy Vote is important!

Please remember that you can vote your Proxy by *INTERNET or TELEPHONE*.

It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize CatchMark Timber Trust, Inc.'s expenses.

It Saves Time! Vote instantly by Internet or telephone – 24 hours a day.

It's Easy! Just follow these simple steps:

1. Read your proxy statement and have it in hand.
2. Call toll-free ***1-800-337-3503*** or go to the website: ***www.catchmark.com/proxy***
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, **do *not* mail your Proxy Card if you vote by Internet or telephone.**

Please detach at perforation before mailing.

PROXY

VOTE BY INTERNET: ***www.catchmark.com/proxy***

VOTE BY TELEPHONE: 1-800-337-3503

31266_041320

CATCHMARK TIMBER TRUST, INC. PROXY FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS Please detach at perforation before mailing. PROXY CATCHMARK TIMBER TRUST, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS – JUNE 24, 2020 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Brian Davis and Ursula Godoy-Arbelaez, and each of them, as proxy and attorney-in-fact, each with the power to appoint his/her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of CATCHMARK TIMBER TRUST, INC. (the “Company”), to be held on June 24, 2020, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting, the proxy statement, and the 2019 annual report. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each director nominee in Proposal No. 1, “FOR” Proposal No. 2, for “1 YEAR” in Proposal No. 3 and “FOR” Proposal No. 4. The proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the June 24, 2020 Annual Meeting date. All proxy votes must be received by 10:00 a.m. (ET), June 24, 2020, in order to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, all proxy votes must be received by 10:00 a.m. (ET) on the day the Annual Meeting is reconvened. VOTE BY INTERNET: www.catchmark.com/proxy VOTE BY TELEPHONE: 1-800-337-3503 31266_041320 TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD. IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TELEPHONE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 24, 2020 The Proxy Statement for this meeting, a sample Proxy Card and the 2019 Annual Report are available at: www.catchmark.com/proxy As part of our precautions regarding COVID-19, we are planning for the possibility that stockholder attendance may not be permitted by local, state or federal law. If stockholder attendance is not permitted or if we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will arrange for stockholders to have access to the meeting virtually via live webcast or conference call. If we take this step, we will announce the decision to do so by June 14, 2020, via a press release and post details on our website (www.catchmark.com) that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting. Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, for “1 YEAR” IN PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4. Unless you direct otherwise, this authorized proxy will be voted as our board of directors recommends. 1.Election of directors to hold office for one-year terms expiring in 2021: FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN 01. Tim E. Bentsen02. Brian M. Davis03. James M. DeCosmo 04. Paul S. Fisher05. Mary E. McBride06. Douglas D. Rubenstein FOR AGAINST ABSTAIN 2.Approval, on an advisory basis, of the compensation of the Company’s named executive officers. 3.Approval, on an advisory basis, upon the frequency of the advisory vote to approve the compensation of our named executive officers. FOR AGAINST ABSTAIN 4.Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020. 5.Transacting any other business that may properly come before the meeting or any adjournment or postponement thereof. B Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below. Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) Please print date belowSignature 1 Please keep signature within the boxSignature 2 Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx CAT 31266 M xxxxxxxx